UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
Knight-Swift Transportation Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11.

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027
Notice of Annual Meeting
of Stockholders
We cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Knight-Swift Transportation Holdings Inc. (the “Company”). The meeting will take place at the Company’s corporate offices, which are located at 2002 West Wahalla Lane, Phoenix, Arizona 85027, on Tuesday, May 12, 2026, at 8:30 a.m. Local Time, and at any adjournment thereof. We look forward to your attendance either in person or by proxy.

Annual Meeting Details

DATE Tuesday, May 12, 2026	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 16, 2026

Purpose of the Meeting

1	Elect eleven (11) directors, each such director to serve until the 2027 Annual Meeting
2	Conduct an advisory, non-binding vote to approve named executive officer compensation
3	Ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2026
4	Vote on a stockholder proposal regarding transparency in political spending
5	Transact any other business that may properly come before the meeting
The foregoing matters are described more fully in the accompanying proxy statement relating to the Annual Meeting. Only stockholders of record at the close of business on March 16, 2026 may vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Soumit Roy, General Counsel and Corporate Secretary April 2, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 12, 2026 STOCKHOLDER MEETING

The Company’s proxy statement for the 2026 Annual Meeting and its Annual Report to stockholders for the fiscal year ended December 31, 2025 are available at www.knight-swift.com.
i

Our Lead Independent Director
Lead Independent Director Responsibilities

☑	Presides at all executive sessions of the Board
☑	Presides at all meetings of our Board and the stockholders, where the Chairperson is not present
☑	Performs all duties of the Chairperson in the absence or disability of the Chairperson
☑	Coordinates the activities of the independent directors
☑	Disseminates timely information to the Board for consideration
☑	Participates in setting and approving Board meeting agendas and materials, in consultation with the Chairperson
☑	Coordinates Board meeting schedules to assure that there is sufficient time for discussion of all agenda items
☑	Participates in the retention of outside advisors and consultants who report directly to the Board, if needed
☑	Communicates with the Compensation Committee and the Nominating and Corporate Governance Committee regarding key compensation, nominating, and governance issues
☑	Collaborates with the CEO and Chairperson in determining the need for special meetings, and calling any such special meeting, as appropriate
☑	Participates in the performance review of the CEO
☑	Calls and chairs meetings and executive sessions of the independent directors
☑	Acts as a liaison for stockholders between the independent directors and the Chairperson, as appropriate
☑	Acts as a liaison between the Chairperson and the independent directors
☑	Responds directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or the independent directors as a group, as the case may be
☑	Oversees a robust annual Board self-assessment process
☑	Performs such other duties and exercises such other powers as our by-laws or Board may assign from time to time

Letter from our Lead Independent Director
DEAR FELLOW STOCKHOLDERS:
The Knight-Swift team showcased its adaptability, discipline, and long-term focus in 2025 as ongoing and new challenges in a persistently soft freight market continued to affect our industry. I am proud to convey as your Lead Independent Director how our collective efforts across the organization turned challenging market conditions into meaningful long-term progress.

As I reflect on 2025, I am proud that our driving associates covered 1.8 billion loaded miles, our people and leadership continued to develop our personnel, our LTL segment diversified and expanded, our Truckload segment progressed towards sustainable long-term cost improvements, and further integration of our U.S. Xpress operations produced positive results. These efforts position the Company for meaningful margin expansion when market conditions improve and continue to create sustained, long-term value for our stockholders.

Prioritizing Our People and Leadership Excellence

Our more than 37,000 associates remain at the heart of our success. Last year we reinforced our culture of safety with enhanced programs and technology, invested in professional growth through training and initiatives such as Drive for a Degree, and continued our robust succession planning process. Under Adam Miller’s leadership in his first full year as CEO, alongside Andrew Hess as CFO and our strengthened segment teams, we continued to foster talent development, retention, and professional success across our organization.

Advancing LTL as a Foundational Pillar

2025 marked significant progress in our LTL strategy. Building on prior acquisitions and organic expansions, we completed critical integration work culminating in the unification of our LTL operations under the AAA Cooper brand. The segment delivered strong revenue growth of more than 20% year over year (excluding fuel surcharge), operating improvements, enhanced service density, and customer value as the Company worked diligently to systemically integrate DHE. These decisions and actions position our LTL offering as an even more resilient and long-term value creation pillar for our stockholders.

Strengthening Our Truckload Platform with U.S. Xpress

I am encouraged by the continued progress at U.S. Xpress in 2025 as it achieved its best quarterly operating margin post-acquisition despite the difficult market conditions, while closing the margin gap with our legacy truckload brands through enhanced execution, improvement in business mix, technology initiatives, and cost improvements. These efforts affect and improve revenue per mile, driver recruitment and retention, safety, and service across our nationwide network, collectively positioning the platform for resilience in weak market conditions and operating leverage when freight market conditions improve.

Industry Leadership and Recognition

Knight-Swift continues to strive to lead the trucking industry. Our commitment to excellence, reliability, safety, and strong transportation partnerships was recognized with the prestigious WK Kellogg’s Founders Award. For the second year in a row, Procter & Gamble awarded Knight Transportation as the Carrier of the Year and one of Knight Transportation’s drivers as a Carrier Driver of the Year. Further, Procter & Gamble awarded Swift Transportation the Hustle Award in 2025. These awards are a few of the examples recognizing our excellence in performance, compliance, safety, service, and value. Knight-Swift also continues to lead the trucking industry in sustainability and innovation, earning recognition as one of Heavy Duty Trucking’s 2025 Top Green Fleets. This marks the fourth consecutive year for the Company (eighth in the last thirteen years), underscoring our long-term commitment to environmental stewardship and operational excellence. The Company exceeded our 2025 goal with a 7% reduction in CO₂ per mile since the 2019 baseline and continued advancements through expanded renewable diesel fuel use, deployment of additional electric day-cab and yard tractors from several manufacturers, a charging site with solar and battery-storage, and ongoing testing of zero-emissions technologies.

Ongoing Efforts to Refresh and Strengthen the Board

The Board remains focused on refreshing and strengthening its composition through the combined work of the Nominating and Corporate Governance Committee and the Board. This includes periodic reviews of the Board’s skills and characteristics in the context of its current makeup, evaluation of directors for re-nomination, and identification of candidates who enhance our oversight capabilities. In March 2025, we welcomed Douglas Col, whose over twenty years of transportation industry experience provides valuable guidance to the Board, particularly in LTL. We sincerely thank Amy Boerger for her dedicated service and leadership contributions as she concludes her tenure. These steps underscore our commitment to deliberate planned Board turnover and refreshment that promotes good governance while positioning the Board for sustained effectiveness.

Closing Thoughts

I strongly believe that organizations that lead through the lens of a persistent long-term focus, combined with actions that support active implementation and accountability, create sustained value for stockholders. One example of this is our long-term focus on returning capital to our stockholders, as the Board approved an 11% dividend increase in January 2026, making such our seventh consecutive dividend raise since 2020.

On behalf of the Board, we extend our sincere appreciation to you, our stockholders, for your continued confidence and support. We look forward to your participation at the 2026 Annual Meeting and to building on this foundation for sustained, long-term value for our stockholders.

Sincerely,
David Vander Ploeg
Lead Independent Director

Voting Matters and Board Recommendations

Item		Board Vote Recommendation	Page

1	Elect eleven (11) directors, each such director to serve until the 2027 Annual Meeting	✓ FOR	20
2	Conduct an advisory, non-binding vote to approve named executive officer compensation	✓ FOR	59
3	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2026	✓ FOR	60
4	Vote on a stockholder proposal regarding transparency in political spending	✗ AGAINST	63
2025 Company Financial Highlights
OPERATING PERFORMANCE

$7.5B Total revenue	$6.7B Revenue, excluding fuel surcharge revenue	97.1% Operating ratio	94.1% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.3B Operating cash flows	$763M Free cash flow [1]	$309M Lease liability paydowns	$117M Dividends paid

1 See non-GAAP reconciliations beginning at page 71 of this proxy statement.
v

Corporate Governance and Cybersecurity Risk Management

Robust Corporate Governance
We believe that effective corporate governance is the cornerstone for building sustainable long-term value and we remain dedicated to ensuring that our stakeholders’ interests are at the heart of our strategy.

●	Executive compensation plan design that aligns our executives’ interests with corporate strategy
●	Majority independent Board
●	Fully independent Audit, Compensation, Nominating and Corporate Governance, and Finance Committees
●	Robust Lead Independent Director role
●	Separation of Chairperson and CEO roles
●	Annual election of directors

Composition of Board

TENURE (years) [1]	AGE (years) [2]	DIVERSITY [3]	INDEPENDENCE [4]

1    12-year average tenure with respect to our continuing independent directors.
2    Average age of 61 years for our continuing directors.
3    Of our 11 continuing directors, three bring gender diversity to our Board, and two bring racial diversity to our Board.
4    Of our 11 continuing directors, seven are independent.

Cybersecurity and Information Security Governance Highlights
●	Comprehensive reporting to our Nominating and Corporate Governance Committee (both scheduled and real-time) in response to key developments
●	Multi-format reporting approach, with presentations to Nominating and Corporate Governance Committee as well as memoranda addressing key issues
●
Cross-functional approach to addressing cybersecurity risk, with Technology, Operations, Risk, Legal, and Corporate Audit functions presenting to the Nominating and Corporate Governance Committee on key topics

●	Collaborative approach, working with a wide range of key stakeholders to manage risk, and share and respond to intelligence
●	Annual penetration testing by an external expert that specializes in information technology security with overview of results provided to the Nominating and Corporate Governance Committee
●	No fines, penalties, or settlements against the Company in its history for information security breaches
●	No material information security breaches in the last five years
Oversight of Cybersecurity and Information Security Risk by Nominating and Corporate Governance Committee
Our Board recognizes the importance of maintaining the trust and confidence of our customers, driving associates, and employees and has tasked the Nominating and Corporate Governance Committee with oversight of information security risk. The Nominating and Corporate Governance Committee is composed entirely of independent directors and therefore independently oversees information security. As a part of its objective, independent oversight of the key risks facing the Company, the Nominating and Corporate Governance Committee devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.

The Nominating and Corporate Governance Committee oversees management’s approach to staffing, policies, processes, and practices designed to gauge and address cybersecurity and information security risk. Our Nominating and Corporate Governance Committee receives regular presentations and reports throughout the year on cybersecurity and information security risk. These presentations and reports address a broad range of topics, including updates on technology trends, regulatory developments, legal issues, policies and practices, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. Our Chief Information Officer and Vice President of IT Security, who we refer to collectively as "Cybersecurity Leadership," identify and address risk in both the technology and cybersecurity areas, with such risks incorporated into our risk management program. In addition, the Nominating and Corporate Governance Committee reviews all information security risks with Cybersecurity Leadership, as well as the management Risk Committee, to make sure such risks are appropriately identified, monitored, tested, and mitigated. Our Enterprise Risk Management System provides a systematic, organization-wide approach to evaluating the effectiveness of risk mitigation, supporting strategic decision-making, and navigating challenges across the organization.

Additionally, the Nominating and Corporate Governance Committee receives timely reports from management on key developments and incidents across our industry, as well as specific information about peers and vendors.

Under the Nominating and Corporate Governance Committee’s oversight, management works closely with key stakeholders, including technology partners, regulators, government agencies, law enforcement, peers, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk. The Company has information security employees augmented by service providers, which we believe enables us to monitor and promptly respond to threats and incidents, innovate and adopt new technologies, as appropriate, and drive industry efforts to address shared cybersecurity risks. All employees, contractors, and those with access to the Company’s systems receive comprehensive education on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

KNIGHT
TRANSPORTATION
142876
Knight Transportation, Inc.
US DOT 428823
Phoenix, AZ
102896
2003
2034

Proxy Statement Summary
Below are highlights of certain information in this proxy statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete proxy statement and our 2025 Annual Report before you vote. References to the “Company”, “we,” “us,” or “our” refer to Knight-Swift Transportation Holdings Inc.
Annual Meeting Details

DATE Tuesday, May 12, 2026	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 16, 2026

How to Cast Your Vote

YOUR VOTE IS IMPORTANT! Please cast your vote and play a part in the future of the Company.

INTERNET www.proxyvote.com	PHONE Calling 1-800-690-6903	MAIL Return the signed Proxy Card

The deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 11, 2026. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners, who own shares through a bank, brokerage firm, or similar organization, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the Internet as provided by the bank, broker, or other organization. If you own shares in different accounts, or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
See the “Questions and Answers About the Proxy Materials and Annual Meeting” section for more details.
By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize Adam Miller, our Chief Executive Officer (“CEO"), Andrew Hess, our Chief Financial Officer (“CFO”), and Soumit Roy, our General Counsel and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Also, they may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will first be mailed on or about April 2, 2026, to stockholders of record of our common stock at the close of business on March 16, 2026 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. Our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (our “2025 Annual Report”), this proxy statement, and the proxy card, which collectively comprise our “proxy materials,” are first being made available on April 2, 2026 to stockholders of record as of March 16, 2026.
The information included in this proxy statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2025 Annual Report. A copy of our 2025 Annual Report will be made available free of charge on the Annual Reports section of our corporate website at www.knight-swift.com. Except to the extent it is incorporated by specific reference, our 2025 Annual Report is not incorporated into this proxy statement and is not considered to be a part of the proxy-soliciting materials.
Voting Matters and Board Recommendations

Item		Board Vote Recommendation	Page

1	Elect eleven (11) directors, each such director to serve until the 2027 Annual Meeting	✓ FOR	20
2	Conduct an advisory, non-binding vote to approve named executive officer compensation	✓ FOR	59
3	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2026	✓ FOR	60
4	Vote on a stockholder proposal regarding transparency in political spending (Submitted by John Chevedden)	✗ AGAINST	63

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027
Proxy Statement
The Board of Directors and Corporate Governance
CORPORATE GOVERNANCE DOCUMENTS
In furtherance of its goals of providing effective governance of our business and affairs for the long-term benefit of stockholders, the Board has adopted Corporate Governance Guidelines in addition to charters for each of its Board committees and a Code of Business Conduct and Ethics (the “Code of Conduct”) for our directors, officers, and employees. Each of these documents is free and available for download on our website at www.knight-swift.com. You may also obtain a copy by writing to Knight-Swift Transportation Holdings Inc., c/o Corporate Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.
RISK MANAGEMENT AND OVERSIGHT
We take a company-wide approach to risk management, and our full Board has overall responsibility for and oversees our risk management process on an ongoing basis. Our Enterprise Risk Management System provides a systematic, organization-wide approach to evaluating the effectiveness of risk mitigation, supporting strategic decision-making, and navigating challenges across the organization. Our management Risk Committee is responsible for overseeing and managing risks within the Company. This includes developing and implementing a risk management strategy, monitoring risks, ensuring compliance, and regularly reporting to the Board or its committees.
Our primary areas of risk assessment include:
•financial
•legal, compliance, and regulatory
•business continuity
•mergers and acquisitions
•advancements in revenue equipment
•cybersecurity and IT security
•safety
•operational and strategic
•environmental and social matters and human capital
•compensation policies and practices

BOARD OF DIRECTORS	determines the appropriate risk for us as an organization	assesses the specific risks faced	reviews the appropriate steps to be taken by management to monitor and manage those risks

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Descriptions regarding the responsibilities of our various committees of the Board are included in this proxy, beginning at page 10.

MANAGEMENT	identifies, evaluates, and monitors on an ongoing basis strategic and inherent enterprise risks and mitigants periodically reviews appropriate enterprise risks and risk management processes with the Nominating and Corporate Governance Committee regularly reports on applicable risks to the relevant committee or the full Board conducts additional review or reporting on risks as requested by our Board and its committees

BOARD SELF ASSESSMENT
Our Board conducts a rigorous annual self-assessment process, as described below. The Nominating and Corporate Governance Committee annually reviews the format of the self-assessment process with advice and input from outside counsel to ensure that actionable feedback is solicited.

Questionnaire

Evaluation questionnaire provides director feedback on an unattributed basis on topics such as Board composition, meetings, oversight, enterprise risk, and procedure

One-on-One Discussions

Candid, one-on-one discussions between each director and outside counsel to solicit additional feedback and provide individual feedback

Closed Session

Closed session discussion of Board and committee evaluations between our lead independent director and outside counsel

Board Summary and Discussion

Summary of Board and committee evaluation results provided to full Board, with a discussion of the results led by the lead independent director

Feedback Incorporated

Policies and practices updated as appropriate as a result of director feedback and lead independent director coordinates with management as needed to implement director feedback

COMPOSITION OF BOARD
Our Board currently consists of twelve directors, with the term of all directors expiring at the 2026 Annual Meeting and all directors elected annually: Amy Boerger (not standing for reelection), Douglas Col, Reid Dove, Michael Garnreiter, Louis Hobson, Gary Knight, Kevin Knight, Adam Miller, Kathryn Munro, Jessica Powell, Roberta Roberts Shank, and David Vander Ploeg.
All directors, other than Messrs. Dove, Gary Knight, Kevin Knight, and Miller qualify as independent directors under the corporate governance standards of the New York Stock Exchange (“NYSE”) and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD QUALIFICATIONS, SKILLS, CHARACTERISTICS, AND EXPERIENCE
The table below provides the qualifications, skills, characteristics, and experience of our proposed nominees for director:

	Mr. Col	Mr. Dove	Mr. Garnreiter	Mr. Hobson	Mr. Gary Knight	Mr. Kevin Knight	Mr. Miller	Ms. Munro	Ms. Powell	Ms. Roberts Shank	Mr. Vander Ploeg
Experience
$	✓	✓	✓		✓	✓	✓	✓			✓
Public Company Officer or Key Employee
		✓		✓		✓	✓	✓		✓
CEO Experience
2	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting
				✓	✓	✓	✓	✓		✓
Environmental / Social / Sustainability
f	✓	✓			✓	✓	✓	✓	✓		✓
Industry
		✓	✓		✓	✓	✓	✓	✓	✓	✓
Information Security and Privacy
d	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management
	✓	✓		✓	✓	✓	✓	✓		✓	✓
Operational

	Mr. Col	Mr. Dove	Mr. Garnreiter	Mr. Hobson	Mr. Gary Knight	Mr. Kevin Knight	Mr. Miller	Ms. Munro	Ms. Powell	Ms. Roberts Shank	Mr. Vander Ploeg
	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance
	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓
Strategy Development
		✓		✓	✓	✓		✓		✓
Communications / Marketing and Sales / Customer Service
		✓	✓		✓	✓	✓	✓		✓	✓
Human Capital Management / Compensation
		✓		✓	✓	✓	✓	✓			✓
Technology and Innovation
Demographic/Background
i	Yes	No	Yes	Yes	No	No	No	Yes	Yes	Yes	Yes
Independent
	Male	Male	Male	Male	Male	Male	Male	Female	Female	Female	Male
Gender
	No	No	No	Yes	No	No	No	No	Yes	No	No
Racial Diversity
`	1	5	24	5	36	36	2	22	3	11	18
Tenure (years)

	Mr. Col	Mr. Dove	Mr. Garnreiter	Mr. Hobson	Mr. Gary Knight	Mr. Kevin Knight	Mr. Miller	Ms. Munro	Ms. Powell	Ms. Roberts Shank	Mr. Vander Ploeg
6	61	54	74	45	74	69	45	77	45	59	67
Age (years)
The lack of a “✓” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the “✓” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

BOARD LEADERSHIP STRUCTURE

Executive Chairman	Lead Independent Director	Primary Responsibilities of the Lead Independent Director:

Extensive industry experience and knowledge of business operations, risks and strategy implementation	Clear responsibilities under our Corporate Governance Guidelines help to ensure independent Board oversight
•Presiding at all executive sessions of the Board
•Participating in setting and approving Board agenda and materials and ensuring there is sufficient time for discussion of agenda items
•Serving as a liaison between the Chairperson and the independent directors
•Ensuring oversight of key governance issues, our enterprise risk management, including cybersecurity, and a robust annual Board self-assessment process

Liaison between directors and management with accountability for Company performance	Elected solely by independent directors

Balanced Leadership Structure

Our Corporate Governance Guidelines require that we separate the offices of the Chairperson of our Board and our CEO. Currently, our Executive Chairman of the Board is Kevin Knight. Separating the offices of Chairperson and CEO allows our CEO to dedicate his full efforts to the demands and responsibilities of the CEO position, while also allowing us to benefit from Kevin Knight’s strategic oversight and considerable experience. Many factors will influence the most effective leadership structure at any given time, and our Board will be free to choose the Chairperson in any way that it deems best for us under the circumstances. In selecting an appropriate leadership structure, the Board may consider items such as the expertise, background, and leadership of the CEO and other members of the Board, the demands of the Company’s business, the Company’s strategic objectives, prospects, and challenges, and other factors. The duties of the Chairperson include:
•serving on the Executive Committee;
•presiding at all meetings of our Board and the stockholders at which the Chairperson is present;
•participating in setting Board meeting agendas, in consultation with the lead independent director, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•collaborating with the CEO and lead independent director in determining the need for special meetings and calling any such special meeting, as appropriate;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairperson of the Board; and
•performing such other duties and exercising such other powers as our by-laws or Board may assign from time to time.
If the Chairperson of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. Our current lead independent director is David Vander Ploeg. The duties of the lead independent director include:
•presiding at all executive sessions of the Board;
•presiding at all meetings of our Board and the stockholders, where the Chairperson is not present;
•performing all duties of the Chairperson in the absence or disability of the Chairperson;
•coordinating the activities of the independent directors;
•disseminating timely information to the Board for consideration;
•participating in setting and approving Board meeting agendas and materials, in consultation with the Chairperson;

•coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•participating in the retention of outside advisors and consultants who report directly to the Board, if needed;
•communicating with the Compensation Committee and the Nominating and Corporate Governance Committee regarding key compensation, nominating, and governance issues;
•collaborating with the CEO and Chairperson in determining the need for special meetings and calling any such special meeting, as appropriate;
•participating in the performance review of the CEO;
•calling and chairing meetings and executive sessions of the independent directors;
•acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate;
•acting as liaison between the Chairperson and the independent directors;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or the independent directors as a group, as the case may be;
•overseeing a robust annual Board self-assessment process; and
•performing such other duties and exercising such other powers as our by-laws or Board may assign from time to time.
In the absence or disability of the Chairperson, the duties of the Chairperson (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairperson may be exercised by the lead independent director or another independent director designated for this purpose by our Board.
BOARD MEETINGS
The Board held four meetings during the 2025 calendar year. During 2025, all directors attended at least 75% of the aggregate of the Board and committee meetings on which they served (during the periods for which they served).

DIRECTOR ATTENDANCE AT ANNUAL MEETING
Except for Mr. Synowicki, who was not standing for reelection in 2025, all of our then-incumbent directors attended our 2025 Annual Meeting. Directors are invited and encouraged to attend the Company’s annual meetings of stockholders, although we do not have a formal policy regarding director attendance at our annual meetings of stockholders.

BOARD COMMITTEES
Currently, our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Finance Committee, and Executive Committee. Each committee, except our Executive Committee, is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and an “independent director” for purposes of the rules of the NYSE.
Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees. Current committee memberships are as follows:

	Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee	Executive Committee

	Amy Boerger*		X	X
	Douglas Col			X	X
Reid Dove
	Michael Garnreiter				X
	Louis Hobson	X		X
	Gary Knight					X
Kevin Knight (Executive Chairman of the Board)
Adam Miller
	Kathryn Munro		X	X		X
	Jessica Powell			X	X
	Roberta Roberts Shank	X
	David Vander Ploeg (Lead Independent Director)	X	X			X
X	–Member
–Committee Chairperson
* Ms. Boerger is not standing for reelection.

Audit Committee MEMBERS Michael Garnreiter (Chair) Louis Hobson Roberta Roberts Shank David Vander Ploeg MEETINGS IN 2025: 8

RISK OVERSIGHT
•oversees assessment and management of financial risks
•oversees potential conflicts of interests
PRIMARY RESPONSIBILITIES
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff;
•reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;
•reviews, with management and our independent registered public accounting firm, our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;
•has the sole discretion to appoint and oversee our independent registered public accounting firm and evaluate such firm’s independence;
•monitors compliance procedures with our internal audit department as well as oversees performance of the internal audit department;
•establishes procedures for reviewing and investigating complaints regarding accounting, internal controls, auditing matters, or other illegal or unethical acts;
•reviews with management the Audit Committee Report for inclusion in the proxy statement filed with the Securities and Exchange Commission ("SEC"); and
•annually reviews the Audit Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.
The Audit Committee operates pursuant to a charter, which is available at www.knight-swift.com.

All members of the Audit Committee are independent and the Board has determined that each of the Audit Committee members, is an “audit committee financial expert” within the meaning of the SEC’s regulations. Mr. Garnreiter has been designated as the audit committee financial expert. Mr. Garnreiter is an independent director under the rules of the NYSE.

The Audit Committee Report with respect to our financial statements is on page 61.	The Company has always received an unqualified opinion from its auditor, has never restated its financials, has never been untimely in its financial disclosure filings, and has not had a material weakness in its internal controls.

Compensation Committee MEMBERS Roberta Roberts Shank (Chair) Amy Boerger* Kathryn Munro David Vander Ploeg MEETINGS IN 2025: 5

RISK OVERSIGHT
•oversees the management of risks relating to our executive and non-executive compensation policies and practices and the incentives created by our compensation policies and practices
•oversees risks relating to our policies and practices regarding our management of human capital resources, including talent management, culture, diversity, and inclusion
PRIMARY RESPONSIBILITIES
•annually evaluates the performance of, determines, approves, and recommends to the Board the base salary, cash incentives, equity awards, and all other compensation for our executive officers and evaluates performance in light of goals and objectives;
•adopts, oversees, and periodically reviews and makes recommendations to the Board regarding the operation of all of our equity-based compensation plans and incentive compensation plans, programs, and arrangements, including establishing criteria for the terms of awards granted to participants under such plans;
•annually reviews and makes recommendations to the Board regarding the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;
•annually approves the appointment of our independent compensation consultant;
•reviews with management the Compensation Discussion and Analysis for inclusion in the proxy statement filed with the SEC;
•oversees human capital management; and
•annually reviews the Compensation Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.
The Compensation Committee operates pursuant to a charter, which is available at www.knight-swift.com.

All members of the Compensation Committee are independent. All members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. Pearl Meyer, the Company’s compensation consultant, is independent and no conflict of interest exists.

The Compensation Committee Report with respect to our executive compensation is on page 31. * Ms. Boerger is not standing for reelection.

For 2025, the Compensation Committee retained Pearl Meyer as its independent compensation consultant to provide advice and services such as the following:
•analysis and recommendations that inform the Compensation Committee's decisions with respect to director and executive officer compensation;
•market pay data and competitive-position benchmarking;
•analysis and input on peer group development;
•analysis and input on performance measures and goals;
•analysis and input on compensation program structure;
•an assessment of the risks under our compensation programs; and
•update on market trends and the regulatory environment as it relates to executive compensation, including corporate governance aspects.

Pursuant to SEC rules and NYSE listing standards, the Compensation Committee assessed the independence of Pearl Meyer, and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee. In connection with this assessment, the Compensation Committee considered, among others, the following factors:
•the provision of other services to us by the firm that employs the compensation advisor;
•the amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm;
•the policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest;
•any business or personal relationship of the compensation advisor with any member of the Compensation Committee;
•any stock in our company owned by the compensation advisor or the advisor's immediate family members, or the firm that employs the compensation advisor; and
•any business or personal relationship of the compensation advisor or the firm that employs the advisor with any of our executive officers.
Pearl Meyer did not perform other services for the Company in 2025, and would not do so without the prior consent of the Compensation Committee. Pearl Meyer's role in establishing the compensation of our named executive officers, to the extent material, are addressed under “Executive Compensation – Compensation Discussion and Analysis.”

Finance Committee MEMBERS Louis Hobson (Chair) Douglas Col Michael Garnreiter Jessica Powell MEETINGS IN 2025: 5
RISK OVERSIGHT
•monitors and mitigates risks relating to our deployment of financial resources, the management of our balance sheet, and the investment of cash and other assets
PRIMARY RESPONSIBILITIES
•reviews and monitors the deployment of our financial resources and policies, the management of our balance sheet, and the investment of cash and other assets;
•reviews and makes recommendations to the Board regarding our operating and capital budgets and monitors actual performance against our budgets and projections;
•reviews our capital structure, liquidity, financing plans, and other treasury policies, including off-balance sheet financings;
•reviews with the Board and management our financial risk exposure relating to financing activities; and
•annually reviews the Finance Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.

All members of the Finance Committee are independent.

Nominating and Corporate Governance Committee MEMBERS David Vander Ploeg (Chair) Amy Boerger* Douglas Col Louis Hobson Kathryn Munro Jessica Powell MEETINGS IN 2025: 4

RISK OVERSIGHT
•oversees implementation of appropriate corporate governance procedures, monitors and oversees the management and mitigation of operating, sustainability, cybersecurity, and information security risks, and oversees the management of risks associated with the independence of our Board
•reviews enterprise operating risks, other than financial and internal controls risks
•oversees our plans, policies, and disclosures related to ESG and sustainability matters
PRIMARY RESPONSIBILITIES
•considers and recommends the criteria, qualifications, and attributes of candidates for nomination to the Board and its committees;
•identifies, screens, and recommends qualified candidates for Board membership;
•advises the Board with respect to Board composition, diversity, size, attributes, procedures, and committees;
•evaluates director nominee recommendations proposed by stockholders;
•periodically reviews and makes recommendations to the Board regarding corporate governance policies and principles, including our Corporate Governance Guidelines;
•oversees the evaluation of the Board;
•considers and makes recommendations to prevent, minimize, resolve, or eliminate possible conflicts of interest;
•reviews and evaluates the Company’s enterprise operating risks, including cybersecurity but excluding financial and internal controls risks, and makes recommendations to the Board and management concerning risk management practices and mitigation efforts;
•oversees and evaluates risks relating to our ESG strategy and reporting and emerging issues potentially affecting the reputation of the Company;
•assesses and develops succession plans for executive officers and other appropriate management personnel; and
•annually reviews the Nominating and Corporate Governance Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.
The Nominating and Corporate Governance Committee operates pursuant to a charter, which is available at www.knight-swift.com

All members of the Nominating and Corporate Governance Committee are independent. * Ms. Boerger is not standing for reelection.

Executive Committee	The Executive Committee did not hold any meetings in 2025. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session, with the exception of certain actions. The Executive Committee is currently comprised of Kevin Knight (Chair), Gary Knight, Kathryn Munro, and David Vander Ploeg.
CORPORATE GOVERNANCE POLICY AND STOCKHOLDER ENGAGEMENT
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website at www.knight-swift.com. Key corporate governance principles observed by the Board and the Company include:
•maintaining a Board composed of a majority of independent directors (currently over 60% of our continuing Board is independent);
•a robust lead independent director who presides at all executive sessions of the Board and whom third parties can contact to communicate with our independent directors;

•separation of Board Chairperson and Chief Executive Officer positions;
•maintaining an independent Audit Committee with at least one financial expert and other members who are knowledgeable about financial matters (currently all members of the Audit Committee qualify as financial experts);
•maintaining an independent Nominating and Corporate Governance Committee that is responsible for nominating qualified individuals for election to our Board and evaluating, reviewing, and planning for director tenure and succession;
•annually reviewing Board and management succession planning along with maintaining at all times an evaluation and recommendation of potential successors to the Executive Chairperson, CEO, CFO, and other key members of executive management;
•majority voting standard and resignation policy for directors in uncontested elections;
•compensation policies for our senior executives and Board that are aligned with the interests of the Company and its stockholders and do not encourage excessive risk taking;
•overboarding policy and director tenure policy;
•regular meetings of the independent directors in executive session, not less than annually;
•Audit Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee comprised entirely of independent directors;
•new director orientation program and periodic ongoing director education; and
•rigorous annual Board self-assessment.
Our Board is engaged in stockholder outreach and available for interaction with stockholders when requested. Management provides periodic updates to the Board regarding stockholder outreach and feedback. In addition, throughout the year, we participate in numerous investor conferences and make efforts to be in contact with our key stockholders, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders.
POLITICAL ENGAGEMENT
The Company’s approach to political engagement is focused on advocacy in the public policy process, as opposed to intervention in campaigns for public office or referendums. The Company has a long-standing history of being a responsible corporate citizen and has a responsibility to our stockholders for being engaged in the public policy process on issues impacting our industry to both protect and promote our stockholders’ interests. The Company’s efforts in this area have centered around public education and advocacy in the public policy process, not on contributing to campaigns on behalf of, or in opposition to, candidates for public office or referendums. It is the Company’s position that the most appropriate way for the Company to effect change in policy issues impacting our industry is to ensure elected officials and regulatory bodies are informed on the risks and challenges facing our industry, as well as opportunities to work together toward a safe, healthy transportation sector. In support of this stance, the Nominating and Corporate Governance Committee regularly reviews the Company’s policies and practices governing expenditures in this regard as well as the Company’s engagement in public policy issues, including the Company’s participation in trade and industry associations.
Since the 2017 merger of Knight and Swift, the Company’s total monetary or non-monetary contributions (direct or indirect) to candidates for office has amounted to $5,000, and the Company does not intend to make any contributions to candidates for office going forward. The Company does not make, and does not intend to make going forward, any monetary or non-monetary contributions (direct or indirect) to political parties, Political Action Committees or 527 political organizations. The Company does not operate a PAC and does not make any payments using corporate funds for independent political expenditures or to influence the outcome of elections.
The Company participates in national trade and industry associations, such as the American Trucking Associations, and various state and local trade associations. Those associations may participate in public advocacy matters that benefit the Company and our stockholders. The Company pays dues for membership in these associations and obtains assurances that such dues are not utilized to influence elections, or to support or oppose candidates for office, political parties, Political Action Committees or 527 political organizations.
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS
Our by-laws require that we use a majority voting standard in uncontested director elections and we have a resignation requirement under our Corporate Governance Guidelines for directors who fail to receive the required majority vote. Under the majority voting standard, a director nominee must receive more votes cast “for” than “against” for his or her uncontested election in order to be elected to the Board. If a director nominee in an uncontested election does not receive the required number of votes, such director nominee will, within five days following the certification of the stockholder vote, tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider a tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will take formal action on the Nominating and Corporate

Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred, and the Company will disclose the Board’s decision on a Form 8-K filed with the SEC. Directors shall be elected by a plurality of the votes cast at any meeting of stockholders where the number of nominees exceeds the number of directors to be elected.
CODE OF BUSINESS CONDUCT AND ETHICS
The Board has adopted a Code of Conduct that applies to all of our directors, officers, and employees. In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the “Financial Responsibilities Policy”) that applies to our executive officers (Executive Vice President or above), CFO, Chief Accounting Officer (“CAO”), Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system. The Code of Conduct and Financial Responsibilities Policy include provisions applicable to our CEO, CFO, CAO, Controller, or persons performing similar functions, which constitute a “code of ethics” within the meaning of Item 406(b) of SEC Regulation S-K. Copies of the Code of Conduct and Financial Responsibilities Policy are publicly available free of charge on our website at www.knight-swift.com.
Pursuant to SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct or our Financial Responsibilities Policy in a press release, on our website at www.knight-swift.com, or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Conduct to our directors or executive officers or our Financial Responsibilities Policy to the CEO, CFO, CAO, Controller, or any person performing similar functions.
Neither the Company, nor any of its directors and officers, is currently under investigation by a regulatory body. Further, no regulator has taken action against a director or officer of the Company in the past two years.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Independent Board members generally meet without management present at least once per year in executive sessions. Our lead independent director presides over those meetings. In 2025, our independent directors met three times without management present, each time with our Executive Chairman, Kevin Knight, present.
SECURITIES TRADING POLICY
The Company has a Securities Trading Policy (“STP”) that sets forth terms, conditions, timing, limitations, and prohibitions with respect to the purchase, sale, and other dispositions of the Company's securities by its directors, officers, employees, and consultants, as well as the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of the STP was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
ANTI-PLEDGING AND HEDGING POLICY
The Company has adopted a Stock Pledging and Hedging Policy (the “Anti-Pledging and Hedging Policy") that prohibits the pledging and hedging of the Company’s securities by certain individuals.
•Designated Persons are prohibited from engaging in any pledging or hedging transaction (including zero cost collars, forward sales contracts, puts, calls, and other derivative transactions) in the Company’s common stock or any derivative security.
•The Anti-Pledging and Hedging Policy applies to the Chairperson of the Board, any Vice Chair (if a Company employee), the CEO, the President, the CFO, any other named executive officer, any Company employee who is also a member of the Board (including Reid Dove, Kevin Knight, Gary Knight, and Adam Miller), non-employee directors, and any other employee designated by the Nominating and Corporate Governance Committee (any such person, a “Designated Person”).
•The Anti-Pledging and Hedging Policy does not have a hardship exemption.
Certain shares of common stock owned by Kevin Knight and Gary Knight that were pledged before the Anti-Pledging and Hedging Policy was adopted were grandfathered from the policy, and the number of shares pledged was reduced by 50% in 2020. Notwithstanding that the existing pledges were grandfathered under the Anti-Pledging and Hedging Policy, as part of its risk oversight function the Nominating and Corporate Governance Committee periodically reviews these share pledges to assess whether such pledging poses an undue risk to the Company. In evaluating these share pledges, the Nominating and Corporate Governance Committee considered that Kevin Knight and Gary Knight, as dedicated long-term stockholders, have pledged a portion of their shares rather than selling shares for liquidity and have significant personal assets. Further, the Nominating and Corporate Governance Committee has taken into account the number of shares pledged as a percentage of our outstanding shares, including the reduction of shares pledged in 2020, the Company's average trading volume, the degree of overcollateralization, and other factors. Based on its evaluation, the Nominating and Corporate Governance Committee has concluded that the existing pledge arrangements do not pose an undue risk to the Company, and will continue to periodically review the shares pledged as part of its risk oversight function.

STOCK OWNERSHIP AND RETENTION POLICY
Our Stock Ownership and Retention Policy (the "Stock Ownership Policy") currently requires each non-employee director to own Company stock having a value of the lesser of (i) three times the director’s annual cash retainer and (ii) $140,000. Each non-employee director must own the required amount by five years from the director’s appointment or election to the Board. Our key officers, as designated under the policy and which include our named executive officers, also must meet certain minimum stock ownership requirements.  Currently, key officers under the Stock Ownership Policy include (i) our CEO and our Executive Chairperson, who must own Company stock having a value of five times their respective base salaries; (ii) our CFO and Vice Chairperson, who must own Company stock having a value of three times their respective base salaries; and (iii) our General Counsel, who must own Company stock having a value of two times his or her base salary.
The Compensation Committee of the Board can designate other key officers who will be subject to the Stock Ownership Policy. Key officers must achieve such ownership within eight years from their appointment to the applicable office. Until an individual complies with the stock ownership guidelines set forth in the Stock Ownership Policy, the individual is required to retain (i) any shares owned or purchased by the individual, including stock purchased through the Company’s stock purchase plan or any deferred compensation or 401(k) plan, but excluding any stock purchased on the open market, and (ii) any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock units and restricted stock grants until the guidelines set forth in the Stock Ownership Policy are satisfied (collectively, the “Covered Shares”).
Pledged and hedged shares are excluded from the calculation of the director and officer retention amounts. Vested and unvested stock options are not included in the calculation of the guidelines prior to exercise, and, after exercise, only those retained shares that represent net profit shares (shares after payment of the exercise price and all taxes) are included. Key officers must retain at least 50% of Covered Shares for two years after the date the Covered Shares are earned. All of our directors and officers are currently in compliance with the Stock Ownership and Retention Policy.
COMMUNICATIONS WITH DIRECTORS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES
Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Knight-Swift Transportation Holdings Inc. Board of Directors, c/o Corporate Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Please specify to whom your letter should be directed. Our Corporate Secretary will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group, or committee of the Board. Board members may at any time review a log of all correspondence received by us that is addressed to Board members and request copies of any such correspondence. Our Board communicates regularly with stockholders regarding areas of interest or concern.
NOMINATION OF DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee will consider recommendations for director nominations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Knight-Swift Transportation Holdings Inc., Nominating and Corporate Governance Committee, c/o Corporate Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Our by-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this proxy statement.
The Nominating and Corporate Governance Committee assesses a director nominee’s judgment, integrity, independence, management, and business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in his or her profession, concern for the interests of our stockholders, knowledge of corporate governance issues and board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of our Board, including business background, experience, director independence requirements, and Board diversity in accordance with the criteria set forth in the Corporate Governance Guidelines. Our Corporate Governance Guidelines also set forth additional criteria and guidelines the Nominating and Corporate Governance Committee may consider when selecting director nominees.
The Company prefers a mix of backgrounds, skills, perspectives, gender, race, ethnicity, culture, and nationality, as well as a broad range of experience from a variety of industries among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company; however, if the Nominating and Corporate Governance Committee identifies an area in which the Board may benefit from greater representation, it will emphasize such area in its candidate search. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings. Four of our eleven continuing directors are diverse, and three of our four most recent additions to our Board have resulted from the Nominating and Corporate Governance Committee’s emphasis on diversity when considering candidates, which has resulted in additional female and ethnically/racially diverse representation.
Upon identifying and selecting qualified director nominee candidates, the Nominating and Corporate Governance Committee then submits its director nominee selections to our full Board for consideration. We historically have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, but may consider doing so in the future.
The Board is responsible for recommending director candidates for election by the stockholders and for appointing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates, and recruits qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.
In addition to ensuring the Board reflects an appropriate mix of backgrounds, attributes, and experiences, the Nominating and Corporate Governance Committee also focuses on director succession, with the goal of maintaining an optimal mix of institutional knowledge, industry expertise, diverse subject matter expertise, and fresh insight among its directors. In early 2026, based on the recommendation of the Nominating and Corporate Governance Committee, the Board amended our Corporate Governance Guidelines to remove the mandatory retirement of directors at 75 years of age unless waived by the Board. The Board made the change in recognition of the contribution that experienced directors bring to effective Board oversight, given that over time such directors have developed increased knowledge of, and valuable insight into, the Company and our operations. The Board plays an active role in director refreshment and believes the nomination process described above provides the best flexibility to both enhance the Board with new perspectives while maintaining institutional knowledge, without being bound by an arbitrary age limitation.
Our by-laws provide for “proxy access,” which provides a means for our stockholders who have retained and hold a sufficient ownership position in the Company to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. The proxy access provision in our by-laws allows any stockholder (or group of up to 20 stockholders) that has continuously owned at least 3% or more of the Company’s issued and outstanding common stock, for three years preceding the date of submission of the qualified nomination notice (and continues to own at least such amount through the date of the annual meeting), to nominate candidates for election to the Board and require the Company to list such nominees in the Company’s proxy materials for its annual meeting of stockholders, subject to certain procedural and information requirements. Our by-laws also provide procedures for nominations of persons for election to our Board by stockholders who comply with certain timely notice and form procedures set forth therein. Proxy access nominations must meet all requirements set forth in our by-laws and include the additional information required by Rule 14a-19(b) under the Exchange Act.
Compensation Committee Interlocks and Insider Participation
Mses. Roberts Shank, Boerger, and Munro, Mr. Vander Ploeg, and Mr. Synowicki (prior to his retirement from the Board) served on the Compensation Committee during 2025. None of the members of the Compensation Committee have been, or are, one of our officers or employees. In 2025, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K.
During 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, an executive officer of which served as a member of our Board or Compensation Committee.
Relationships and Related Party Transactions
Our Audit Committee has established written policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any “related person” (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as an “interested transaction.”
Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm’s length and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  Compensation of executive officers, which may involve an “interested transaction,” is reviewed and approved by the Compensation Committee.
Certain members of our officers’ families are employed or engaged on the same terms and conditions as non-related employees and consultants, several of whom are considered related persons due to their familial relationship with one or more of Kevin Knight (our Executive Chairman) and Gary Knight (our Vice Chairman). These related persons were Larry Knight and Keith Knight (brothers of Kevin Knight) and Tyson Hintz (son-in-law of Kevin Knight). The aggregate total compensation paid to these individuals for their employment or consulting services in 2025 was $1,492,026. This amount includes any equity awards granted to such individuals in 2025, valued as of the grant date in accordance with FASB ASC Topic 718, cash vehicle allowances, or use of Company vehicles. Based on the fact that these individuals are employed or engaged on the same terms and conditions as non-related employees or consultants, the Audit Committee approved these transactions.

Proposal One
Election of Directors
The Company’s by-laws provide that the number of directors shall not be less than three, with the exact number to be fixed by the Board. Directors are elected annually.
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.
The Board appoints members to fill new membership positions and vacancies in unexpired terms on the Board.
Our Board has nominated Messrs. Douglas Col, Reid Dove, Michael Garnreiter, Louis Hobson, Gary Knight, Kevin Knight, Adam Miller, and David Vander Ploeg and Mses. Kathryn Munro, Jessica Powell, and Roberta Roberts Shank as directors to hold office for a term of one year, expiring at the close of the 2027 Annual Meeting, or until such director’s successor is elected and qualified or such director’s earlier death, resignation, or removal. The Board believes that these directors are well-qualified and experienced to oversee executive officers responsible for managing the Company’s operations and business affairs and will represent the interests of the stockholders as a whole, as described in the biographical information for each of these nominees set forth below under the heading “Nominees for Director.”
There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of such director nominees were selected as a nominee. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

11 Director Nominees
Mr. Douglas Col
Mr. Reid Dove
Mr. Michael Garnreiter
Mr. Louis Hobson
Mr. Gary Knight
Mr. Kevin Knight
Mr. Adam Miller
Ms. Kathryn Munro
Ms. Jessica Powell
Ms. Roberta Roberts Shank
Mr. David Vander Ploeg

The Board of Directors unanimously recommends a vote FOR each of the director nominees listed herein.

Nominees for Director
If elected at the Annual Meeting, the term of each director expires at the 2026 Annual Meeting of Stockholders.

DOUGLAS COL
Mr. Col served as Executive Vice President and Chief Financial Officer of Saia, Inc., a transportation company providing less-than-truckload services across North America, from January 2020 through his retirement as Chief Financial Officer in May 2024. Mr. Col joined Saia in 2014 as Vice President and Treasurer. Prior to joining Saia, Mr. Col was a director in the transportation investment banking group at Cowen and Company from 2012 to 2013. From 2006 to 2011, Mr. Col was an equity analyst at Wellspring Management where he focused on industrial and transportation sectors. Mr. Col was a fund manager at Red Rock Partners from 2004 to 2006. Mr. Col is a current member of the board of directors of Proficient Auto Logistics, Inc., a specialized freight company focused on providing automobile transportation and logistics services. Mr. Col received his MBA from Vanderbilt University – Owen Graduate School of Management in 1994 and spent ten years at Morgan Keegan & Company where he was a Managing Director focused on transportation equities. Mr. Col also has a Bachelor of Civil Engineering degree from the Georgia Institute of Technology.
The Board believes Mr. Col’s extensive industry experience brings valuable guidance to our Board.

Age: 61 | Director Since 2025 | Independent: Yes Committees: Finance, Nominating and Corporate Governance Other Current Company Boards: Proficient Auto Logistics, Inc.

REID DOVE
Mr. Dove was appointed to the board of directors of Knight-Swift in connection with our acquisition of AAA Cooper Transportation, a leading LTL carrier, and has served as a member of the board of directors of Knight-Swift since 2021. Mr. Dove joined AAA Cooper Transportation (our subsidiary since July 2021) in 1994 and served multiple roles within the company, including as the former Chief Executive Officer of AAA Cooper Transportation, a position held through June 2024, and the current Chairman of the Board of AAA Cooper Transportation. He is involved in many civic, educational and charitable boards both nationally and in his home state of Alabama. Mr. Dove earned his Bachelor’s degree in Supply Chain from Auburn University.

The Board believes Mr. Dove provides valuable industry insight and perspective by virtue of his many years of executive-level leadership experience in the industry.

Age: 54 | Director Since 2021 | Independent: No Committee: None Other Current Company Boards: Gardian Industries; Good Day Farm

MICHAEL GARNREITER
Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter provided financial consulting services to certain business of various sizes and during 2021 through 2023 Mr. Garnreiter served as Interim Chief Financial Officer for LeVecke Corporation, a privately held distilled spirits bottling company. Mr. Garnreiter served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products, from 2012 until his retirement in December 2015. From 2010 until 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Axon Enterprise, Inc. (formerly, Taser International, Inc.), a manufacturer of less-lethal protection devices; chair of the audit and executive committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and is the former Chairman and current member of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter began his career with Arthur Andersen LLP in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach, ultimately serving as a senior audit partner. Mr. Garnreiter is a Certified Public Accountant and is a Certified Fraud Examiner. As a member of our Board, Mr. Garnreiter offers financial, accounting, and managerial expertise gained from the various executive and supervisory roles he has held throughout his career.

The experiences acquired through Mr. Garnreiter’s positions as a member of management and as a director of several publicly traded and privately held companies benefit the Company, the Board, and our stockholders.

Age: 74 | Director Since 2003 | Independent: Yes Committees: Audit (Chair), Finance Other Current Company Boards: Axon Enterprise, Inc., Amtech Systems, Inc., Banner Health Systems

LOUIS HOBSON
Mr. Hobson has served as a member of the board of directors of Knight-Swift since 2021. Since 2019, Mr. Hobson has served as the Senior Vice President of North America Flood Insurance and since 2024, Mr. Hobson has served as President of StreamLabs, both for Chubb Insurance, LTD, a publicly traded property and casualty insurance company. From 2017 through 2018, Mr. Hobson served as the President and Chief Executive Officer of National Flood Services, a provider of business process services in flood insurance. From 2015 through 2017, Mr. Hobson served as Executive Vice President of Aon National Flood Services, a financial service and insurance company. From 2004 to 2013, Mr. Hobson held many roles, including Principal, with the Boston Consulting Group, a management consulting firm, where he served as an advisor to C-suite executives of Fortune 500 companies, providing counsel on a wide range of topics, including competition, growth, turnaround, and talent. From 2017 through 2018, Mr. Hobson was a member of the board of the American Red Cross of Chicago and Northern Illinois. In 2022, Mr. Hobson rejoined the board of the American Red Cross of Illinois and currently is a member of the Board Development and Bio Medical Services Committees. Mr. Hobson holds a Bachelor of Science degree in Electrical Engineering and a Master’s degree in Business Administration, both from Stanford University.

The Board believes Mr. Hobson’s extensive executive-level leadership and business experience through a variety of economic environments makes him a valuable asset for the Board and the Company.

Age: 45 | Director Since 2021 | Independent: Yes Committees: Audit, Finance (Chair), Nominating and Corporate Governance Other Current Company Boards: None

GARY KNIGHT
Mr. Knight has served as a Vice Chairman of the board of directors of Knight since 2004, and currently serves as the Vice Chairman of the Company. Mr. Knight served as Knight’s President from 1993 to 2004, and has been one of Knight’s officers and a member of Knight’s Board since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President. Mr. Knight is the first cousin of Kevin Knight.

The selection of Mr. Knight as a director was based upon, among other things, his significant leadership experience and knowledge of the Company. Mr. Knight’s qualifications to serve on our Board also include his extensive knowledge of the transportation industry.

Age 74 | Director Since 2004 | Independent: No Committee: Executive Other Current Company Boards: None

KEVIN KNIGHT
Mr. Knight has served as the Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015) and served as the CEO of Knight from 1993 through December 2014, and currently serves as a full-time executive officer of the Company in his role as Executive Chairman. He has been one of our officers and directors since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a former Swift subsidiary. Mr. Knight is the first cousin of Gary Knight.

The selection of Mr. Knight as a director was based, among other things, upon his extensive experience in business operations, knowledge of the transportation industry, and exemplary executive leadership and mentorship since Knight’s founding. Mr. Knight also has exhibited commendable dedication to our financial and operating performance.

Age 69 | Director Since 1999 | Independent: No Committees: Executive (Chair) Other Current Company Boards: None

ADAM MILLER
Mr. Miller joined Knight in 2002. In February 2024, Mr. Miller was appointed as a director and Chief Executive Officer of Knight-Swift Transportation Holdings Inc., prior to which he served as President of Swift (since November 2020) and CFO of Knight-Swift Transportation Holdings Inc. (since the merger with Swift in September 2017). Before the merger, Mr. Miller served as CFO for Knight since 2012, and also served as the Secretary and Treasurer since 2011. Prior to becoming CFO of Knight, Mr. Miller served as the Senior Vice President of Accounting and Finance from 2011 to 2012 and as Controller of Knight Refrigerated, LLC, a subsidiary of Knight, from 2006 to 2011. Prior to his appointment as Controller of Knight Refrigerated, LLC, Mr. Miller served in several other accounting and finance positions at Knight since 2002. Mr. Miller earned his Bachelor of Science degree in Accounting from Arizona State University and is a Certified Public Accountant in the state of Arizona.

The selection of Mr. Miller as a director was based, among other things, upon his extensive transportation, leadership, and finance experience and his deep understanding of Company culture and commitment to maintaining our financial and operating performance.

Age 45 | Director Since 2024 | Independent: No Committee: None Other Current Company Boards: None

KATHRYN MUNRO
Ms. Munro has served as a member of the board of directors of Knight since 2005. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies, a position she has held since 2003. Prior to BridgeWest, Ms. Munro spent 20 years at Bank of America Corporation where she held a variety of senior executive positions. Ms. Munro served on the board of directors of Pinnacle West Capital Corporation, an investor-owned electric utility holding company, from 2002 to 2024. Ms. Munro is a past board member at Premera Blue Cross, Tosco Corporation, Central Newspapers, and Flow International Corp.

From her distinguished career in commercial banking, Ms. Munro brings business acumen and financial knowledge to our Board and provides insightful guidance and independent leadership.

Age 77 | Director Since 2005 | Independent: Yes Committees: Compensation, Nominating and Corporate Governance, Executive Other Current Company Boards: None

JESSICA POWELL
Ms. Powell currently serves as Associate General Counsel for California Closet Company, Inc., a large manufacturer, designer, and installer of custom storage solutions throughout North America. Prior to her work for California Closets, Ms. Powell was a partner at a law firm, Ryley Carlock & Applewhite (“RCA”) from 2014 to 2021. Ms. Powell was a leader of the Corporate, Banking and Real Estate practice group at RCA and represented transportation, banking and technology companies as an attorney for over 15 years. During her legal career, Ms. Powell gained extensive experience in legal, regulatory, compliance and governance matters, and has frequently advised clients on securities and finance matters, mergers and acquisitions and intellectual property strategy, amongst numerous other issues. Ms. Powell holds a Bachelor of Arts degree in International Relations from Stanford University and a Juris Doctor from the University of Chicago.

The Board believes Ms. Powell’s wide-ranging legal, corporate, regulatory, and governance experience makes her a valuable asset for the Board and the Company.

Age 45 | Director Since 2023 | Independent: Yes Committees: Finance, Nominating and Corporate Governance Other Current Company Boards: None

ROBERTA ROBERTS SHANK
Ms. Roberts Shank has been a member of Knight's board of directors since February 2016, bringing over two decades of executive leadership experience and operational expertise. As the Chief Executive Officer, President, and Director of Chas Roberts A/C and Plumbing, Arizona's largest residential air conditioning installer, she has led the company since 2000. During her tenure, Ms. Roberts Shank has driven significant growth, operational efficiency, and market leadership, ensuring sustained profitability and customer satisfaction. Her strategic acumen has earned her numerous accolades, including the 2014 CEO of the Year by the ACE Awards and recognition as one of Arizona's most dynamic women in business. She was also honored with the Greater Phoenix Chamber of Commerce Impact Award for her contributions to the region's economic and community development. Ms. Roberts Shank further strengthens her governance credentials as a board member of U-Haul, North America's largest "do-it-yourself" moving and storage operator, since December 2019, and previously served on their Advisory Board. Her governance experience is complemented by a deep commitment to community service through leadership roles with the Boys and Girls Club of Metro Phoenix, the City of Phoenix Planning Commission, and Greater Phoenix Leadership.
The Board values Ms. Roberts Shank as an indispensable asset, citing her proven track record of delivering business results, guiding organizations through dynamic economic environments, and her ability to align operational excellence with long-term stockholder value.

Age 59 | Director Since 2016 | Independent: Yes Committees: Audit, Compensation (Chair) Other Current Company Boards: U-Haul, Chas Roberts A/C and Plumbing Inc.

DAVID VANDER PLOEG
Mr. Vander Ploeg has served on the board of directors of Knight-Swift since 2017 and currently serves as our lead independent director. He currently serves as Founder and President of Dutchman Advisors, LLC, a management consulting and private investment company. Mr. Vander Ploeg previously served on the board of directors of Swift from 2009 to 2017. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc., a distributor of products and curriculum solutions in the education marketplace, where he served from 2008 until 2013. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. He is a past board member at The Clearwing Group, Energy Bank, Inc., Bellin Psychiatric Hospital, Dutchland Plastics Corp., and Carson Dellosa. Mr. Vander Ploeg holds a Bachelor’s degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh.
Mr. Vander Ploeg’s qualifications to serve on our Board include his extensive experience in the transportation and logistics services industry and his past public company and finance and audit experience provide us with valuable insight on public company practices. Further, Mr. Vander Ploeg brings to our Board structure independent oversight, collaboration with management and stockholders, and ongoing attention to governance and Board succession initiatives as our lead independent director and Chair of our Nominating and Corporate Governance Committee.

Age 67 | Director Since 2009 | Independent: Yes Committee: Audit, Compensation, Nominating and Corporate Governance (Chair), Executive Other Current Company Boards: None

Director Compensation
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below. For 2025, non-employee directors were eligible for the following compensation:

	Member	Cash Retainer for Lead Independent Director/Committee Chair Cash Retainer
Compensation Element
Board Service[1] Cash Retainer[2]	$ 100,000[2]	$25,000
Equity Award[1] Annual Equity Grant[3]	$ 140,000[3]	$—
Committee Service Cash Retainer
Audit	$10,000	$15,000
Compensation	$7,500	$12,500
Nominating and Corporate Governance	$6,000	$10,000
Finance	$5,000	$6,000
Executive	—	—
Meeting Fees	—	—
1 Our non-employee directors receive a base retainer of $240,000, with a minimum of $140,000 in the form of an annual equity grant. Non-employee directors may elect to receive up to the entire $240,000 retainer in the form of equity.
2 In May 2025, the Compensation Committee increased the annual cash retainer from $90,000 to $100,000, effective July 1, 2025.
3 In May 2025, the Compensation Committee increased the annual equity grant from $130,000 to $140,000, effective July 1, 2025.

No additional retainers are paid to the members or the Chairperson of the Executive Committee. No other fees are paid for attendance at Board or committee meetings, except for reimbursement of expenses to attend Board and committee meetings.
The following table provides information for the fiscal year ended December 31, 2025, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each non-employee who served as a director during 2025, as well as Mr. Dove.

Director	Fees Earned or Paid in Cash	Stock Awards Cash Value[1]	All Other Compensation	Total
Amy Boerger[2]	$104,404	$139,992	$—	$244,396
Douglas Col[3]	91,078	104,349	—	195,427
Reid Dove[4]	—	—	332,653	332,653
Michael Garnreiter	100,000	149,985	—	249,985
Louis Hobson	71,638	179,963	—	251,602
Kathryn Munro	73,500	169,971	—	243,471
Jessica Powell	112,808	129,999	—	242,807
Roberta Roberts Shank	32,500	219,981	—	252,481
Robert Synowicki, Jr.[5]	39,601	46,971	—	86,572
David Vander Ploeg	149,788	129,999	—	279,787
1The amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value for common stock was measured based on the closing price of our common stock on the date of grant (the date of our 2025 Annual Meeting).
2Ms. Boerger is not standing for reelection at the Annual Meeting.
3Mr. Col was appointed to the Board on March 13, 2025.
4For his service as Chairman of the Board of AAA Cooper Transportation during 2025, Mr. Dove received (i) a base salary of $285,000, (ii) 401(k) matching contributions of $8,646, and (iii) $39,007 related to personal use of the Company’s aircraft.
5Mr. Synowicki did not stand for reelection in 2025.

Management
Below are the names, ages, and positions of our current executive officers and significant employees, as of the date hereof. Biographies for our executive officers and significant employees are also provided below, except for Reid Dove, Gary Knight, Kevin Knight, and Adam Miller, whose biographies are given under “Nominees for Director.”

Mark Deere, 62
EXECUTIVE VICE PRESIDENT OF SWIFT DEDICATED FLEET SERVICES
Mark Deere is the Executive Vice President of Swift Dedicated Fleet Services, one of the nation's largest dedicated fleet providers. He also has responsibility for our growing warehousing and fulfillment business. During his 21-year Swift career, he has held executive leadership roles in both Dedicated and Linehaul Operations, including stints as Vice President Customer Service, Vice President Network Capacity Management, Vice President Western Operations, and Vice President Dedicated Sales. He joined Swift via the M.S. Carriers acquisition in 2001. Mark is a 30+ year veteran of the transportation industry with prior leadership roles as Senior Vice President Operations at Transport Industries and President of Lake Shore-Pacific Corporation, along with multiple managerial positions at CRST International and Hormel Foods. Mark holds both a Bachelor of Business Administration degree in Finance and a Master of Business Administration degree from the University of Iowa.

James Fitzsimmons, 54
CHIEF OPERATING OFFICER OF SWIFT
Mr. Fitzsimmons joined Swift in 1993. Mr. Fitzsimmons has served as the Chief Operating Officer of Swift since May 2023. Prior to his current position, Mr. Fitzsimmons served as the Executive Vice President of Operations of Swift from September 2018 until May 2023 and Senior Vice President of Operations of Swift from January 2018 until September 2018. Mr. Fitzsimmons served as Regional Vice President of Swift from 2006 to January 2018. He graduated with a Bachelor’s degree in Business Management from Arizona State University.

Cary Flanagan, 53
EXECUTIVE VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER
Mr. Flanagan has served as our Executive Vice President and Chief Accounting Officer since July 2023. Mr. Flanagan served as our Senior Vice President and Chief Accounting Officer from September 2017 to July 2023. Prior to his current position, Mr. Flanagan served as Swift’s Vice President and Corporate Controller from 2008 to September 2017 and as its Director of Financial Reporting at Swift from 2006 to 2008. Prior to joining Swift, Mr. Flanagan served in various accounting positions from 1994 to 2006, including as an Audit Manager with KPMG LLP from 2000 to 2004 and an Audit Senior at Perkins & Co. from 1996 to 2000. Mr. Flanagan earned his Bachelor’s degree in Accounting from the University of Puget Sound and is a Certified Public Accountant.

Timothy Harrington, 56
PRESIDENT OF U.S. XPRESS
Mr. Harrington was appointed President of U.S. Xpress following the acquisition in July 2023. Prior to his current role, he served as the Executive Vice President of Sales of Swift from April 2018 to July 2023. Mr. Harrington held various roles in operations and sales including Regional Vice President of Sales of Swift from 2016 to April 2018 and Vice President of Network Operations of Swift from 2011 to 2016. Mr. Harrington earned his Bachelor's degree in English from the University of South Dakota.

Andrew Hess, 53
CHIEF FINANCIAL OFFICER
Mr. Hess was appointed Chief Financial Officer in February 2024. Prior to this appointment, he served as the Company’s Senior Vice President of Finance and Corporate Development beginning in January 2021, and he concurrently served as the Senior Vice President of Finance for Swift Transportation starting in May 2023. Mr. Hess served as Senior Vice President of Finance for Knight Transportation from April 2019 to January 2021. Having led our M&A activities since January 2021, Mr. Hess played a critical role in our acquisitions of AAA Cooper, MME, DHE, and U.S. Xpress, and developed deep operational and financial experience having worked in both the Knight and Swift businesses. Prior to joining the Company, Mr. Hess served in various leadership roles at Honeywell International, Inc., most recently serving as Vice President and Chief Financial Officer of Aerospace Services & Connectivity from 2016 to 2019. Mr. Hess obtained his Bachelor of Arts degree in International Relations and a Master of Business Administration degree, both from Brigham Young University.

Michelle Lewis, 56
CHIEF FINANCIAL OFFICER OF AAA COOPER TRANSPORTATION
Ms. Lewis joined AAA Cooper in 2007 and has served in several roles, most recently as Chief Financial Officer since March 2019. Previously, she served as Vice President of Finance from 2016 to 2019 and as Director of Administration from 2007 until 2016. Prior to joining AAA Cooper, Ms. Lewis served in multiple finance leadership roles from 1995 until 2007 with Movie Gallery Inc., a video specialty retailer, including her last role as Senior Vice President – Finance, Treasurer. Previously, Ms. Lewis served as an Associate and Senior Associate for Coopers & Lybrand LLP from 1991 until 1995. Ms. Lewis earned her Bachelor of Business Administration-Accounting degree from Troy University and is a Certified Public Accountant.

Rachel Monti, 51
SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCE OFFICER OF SWIFT
Ms. Monti has served as Senior Vice President and Chief Human Resource Officer of Swift since 2017. Ms. Monti joined Swift in May 1998, beginning her tenure in pricing, after which she helped lead quality assurance ISO certification efforts. Starting in 2000, Ms. Monti began serving in human resource positions of increasing responsibility. Ms. Monti earned her Bachelor of Arts degree in psychology from the University of South Alabama and her Master of Counseling degree from the University of Phoenix. She holds multiple professional certifications in the human resources specialty.

Wilburn "Charlie" Prickett III, 61
CHIEF EXECUTIVE OFFICER OF AAA COOPER TRANSPORTATION
Mr. Prickett currently serves as Chief Executive Officer of AAA Cooper Transportation, a position he has held since June 2024. Mr. Prickett served as President and Chief Operating Officer from September 2020 to June 2024. Mr. Prickett joined AAA Cooper Transportation in 2002, holding several leadership positions, including Executive Vice President and Chief Operating Officer between 2010 and September 2020. Mr. Prickett received his Bachelor’s degree in Management from Auburn University.

Soumit Roy, 50
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, AND CORPORATE SECRETARY
Mr. Roy has served as Executive Vice President, General Counsel, and Corporate Secretary since December 2025. Prior to joining the Company, Mr. Roy served as Executive Vice President, General Counsel, Chief Human Resources Officer, and Corporate Secretary for EVO Transportation from October 2024 to September 2025 and Executive Vice President, Chief Legal Officer, General Counsel, Chief Human Resources Officer, and Corporate Secretary for Daseke Inc. from 2017 to April 2024. Prior to Daseke, he was Global Transactions Counsel at Whole Foods Market, General Counsel at Hotels.com, and Counsel at Texas Instruments. Mr. Roy obtained his Bachelor of Science degree in Molecular Biology and Biochemistry from the University of Texas at Austin and his Juris Doctor degree from the University of Texas School of Law.

Joshua Smith, 50
CHIEF FINANCIAL OFFICER OF U.S. XPRESS
Mr. Smith has served as the Chief Financial Officer of U.S. Xpress since July 2023. Mr. Smith joined Swift Transportation in 2005 and served in various financial roles including his most recent role as Senior Vice President of Finance starting in October 2018. Mr. Smith earned his bachelor's degree in accounting from Southern Utah University and his Master's of Business Administration from the University of Utah. Mr. Smith is also a Certified Public Accountant.

Brad Stewart, 50
TREASURER OF KNIGHT-SWIFT AND SENIOR VICE PRESIDENT INVESTOR RELATIONS
Mr. Stewart joined Swift in 2003 and served in several roles, including as Director of Pricing from 2005 to 2008, Director of Financial Reporting from 2008 to 2011, as Vice President of Treasury and Risk Management from 2011 through September 2017 and as Senior Vice President of Finance beginning in September 2017. He served as Executive Vice President of Finance at Knight from March 2019 to February 2023 and currently serves as Treasurer and Senior Vice President Investor Relations at Knight-Swift since February 2023. Prior to joining Swift, Mr. Stewart served as a Senior Associate at PricewaterhouseCoopers. Mr. Stewart earned his Bachelor of Business Administration degree and a Bachelor of Arts in Mathematics from Abilene Christian University and is a Certified Public Accountant licensed in Arizona and Texas.

Reed Stultz, 45
SENIOR VICE PRESIDENT OF LOGISTICS OPERATIONS
Mr. Stultz has served as the Senior Vice President of Logistics Operations since February 2023. Prior to his current position, Mr. Stultz served as the Vice President of Logistics of Knight-Swift from October 2021 to February 2023 and Vice President of Strategic Accounts of Knight Logistics from October 2015 to October 2021. Mr. Stultz earned his Bachelor's degree in Supply Chain Management from Arizona State University.

Joseph Vitiritto, 55
PRESIDENT OF KNIGHT
Mr. Vitiritto has served as President of Knight since February 2026. Prior to this, Mr. Vitiritto was the President, Chief Executive Officer, and Director of PAMT Corp. from 2020 to June 2025. Mr. Vitiritto previously spent 17 years with Knight and Swift from 2003 to 2020, holding a variety of operational and human resource leadership roles across the organization. Mr. Vitiritto earned his Bachelor’s degree in Marketing from Iowa State University.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2025.
This report is submitted by the Compensation Committee.
Roberta Roberts Shank – Chairperson
Amy Boerger
Kathryn Munro
David Vander Ploeg
The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and other complementary services. Our objective is to operate our business with industry-leading margins, continued organic growth, and growth through acquisitions while providing safe, high-quality, cost-effective solutions for our customers. Knight-Swift uses a nationwide network of business units and terminals in the US and Mexico to serve customers throughout North America. In addition to operating one of the country's largest truckload fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
2025 Company Financial Highlights
OPERATING PERFORMANCE

$7.5B Total revenue	$6.7B Revenue, excluding fuel surcharge revenue	97.1% Operating ratio	94.1% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.3B Operating cash flows	$763M Free cash flow [1]	$309M Lease liability paydowns	$117M Dividends paid

1 See non-GAAP reconciliations beginning at page 71 of this proxy statement.
Our 2025 compensation plan was based on a conservative pay policy with executive officer pay targeted to the market median and was designed to appropriately award our executive officers for these results and the stockholder value they created by directly linking pay and performance. The goals of our 2025 compensation program were to:
•motivate pursuit of our business initiatives, prioritizing both growth and return, with an emphasis on consolidated operating income and revenue growth to reward continued focus on growth of our diversified businesses while focusing on cost controls;
•incentivize executives to continue to operate with industry-leading efficiency, with a total stockholder return (“TSR”) modifier to provide incremental value creation relative to peers;
•reinforce long-term value creation and encourage sustained earnings growth, which was accomplished through performance-based cash and equity awards, including the use of Adjusted EPS CAGR in our performance-based long-term incentives; and
•retain an executive team that we were confident would continue to be the best team in the industry in maximizing stockholder value.
Our 2026 compensation design has a similar structure because the Compensation Committee believes the plan design:
•is competitive with our peer group and primary competitors for talent, as we target overall compensation at the market median for our executives as a group, while allowing for exceptions based on experience and individual responsibilities and performance;
•incentivizes diversification of revenue streams and profitable growth of our business, while emphasizing stringent cost controls and operating efficiencies;

•attracts and retains our talented executives that have produced industry-leading results, which encourages a smooth transition of leadership, such as the transition of leadership from David Jackson to Adam Miller as CEO of the Company in 2024;
•provides stability through conservative but competitive base salary, which ensures reasonable base pay if targets are not met, mitigating the need for excessive risk-taking;
•aligns our executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders, with 60% of our long-term incentives comprised of performance-based awards;
•reinforces long-term value creation, our goal of out-performing our peers, and strong pay-for-performance alignment; and
•enhances our executives’ focus on and incentive to take actions designed to increase our stock price and maximize stockholder value over time, without undue risk.
2026 Compensation Plan Highlights

✓	Conservative pay policy with named executive officer and director pay targeted to the market median
✓	Peer group designed to reflect companies we compete with for business and talent
✓	Direct link between pay and performance that emphasizes our business objectives and drives stockholder value creation, including emphasis on our strategic goals of improving the Adjusted Operating Income of the Truckload segment and improving the Adjusted Operating Margin of the LTL segment
✓	Appropriate balance between short- and long-term compensation that appropriately focuses on both growth and return while discouraging short-term risk taking at the expense of long-term results
✓	Cap on short-term cash incentive to curtail behavior focused on short-term gain
✓	Independent compensation consultant retained by the Compensation Committee to advise on executive compensation matters
✓	Independent Compensation Committee
✓	Clawback policy
✓	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by executives and Board members with no hardship exemption
✓	Vesting periods of less than twelve months prohibited for most awards under our Omnibus Plan
✓	No re-pricing or back-dating of stock options
✓	No dividends paid on unvested stock awards
✓	Robust key officer stock ownership and retention guidelines
✓	Omnibus Plan requires double trigger vesting upon change of control
✓	No tax gross-up payments
2025 Compensation
The following graphs illustrate the allocation of primary compensation elements for our CEO and our other named executive officers in 2025. At-risk compensation represents (i) target cash bonuses under our 2025 annual cash bonus plan, plus (ii) the value of performance-based restricted stock units, calculated by multiplying the number of shares subject to such awards by the grant date fair value computed in accordance with FASB ASC Topic 718, plus (iii) the value of time-vested restricted stock units, calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the grant date. We consider time-vested restricted stock units to be at-risk, given changes in stock price over the three-year vesting period combined with the required employment provisions. See "Summary Compensation Table", "Grants of Plan-Based Awards Table", and the footnotes thereto for additional detail.

NAMED EXECUTIVE OFFICERS FOR 2025
The following individuals were our named executive officers for 2025:

Name	Position
Adam Miller	CEO
Andrew Hess	Chief Financial Officer
Kevin Knight	Executive Chairman
Gary Knight	Vice Chairman
Todd Carlson[1]	General Counsel and Corporate Secretary
1 Mr. Carlson retired from his position as General Counsel and Corporate Secretary on January 1, 2026.

OVERVIEW AND PHILOSOPHY OF COMPENSATION
Our Compensation Committee is responsible for:
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•evaluating the performance of our CEO in light of those goals and objectives; and
•determining and approving the compensation level of our CEO based upon that evaluation.
The Compensation Committee is also responsible for reviewing annually the compensation of our other executive officers and determining whether that compensation is reasonable under existing circumstances. In making these determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns their interests with the interests of our stockholders and the Company. The Compensation Committee reviews and approves all forms of incentive compensation granted to our executive officers, including cash bonuses, stock option grants, stock grants, restricted stock unit (“RSU”) grants, performance-based restricted stock unit (“PRSU”) grants, and other forms of incentive compensation.
The compensation of our CEO and Mr. Kevin Knight reflects the importance of their coordinated approach to overall leadership and their joint success in creating long-term value for our stockholders. We align their compensation to motivate and reward continued collaboration and transition. The Compensation Committee has identified the need to compensate Mr. Kevin Knight for his valuable strategic oversight, particularly as the Company further diversifies its revenue streams and service offerings and continues to augment and develop its executive team resources. Mr. Kevin Knight’s base salary has not increased since 2018, and was voluntarily decreased in 2022.
The Compensation Committee considers the advice and recommendations of Pearl Meyer, an independent compensation consultant retained directly by the Compensation Committee. Pearl Meyer provides analysis and recommendations regarding market pay data and competitive-position benchmarking, peer group development, performance measures and goals, program structure, incentive and equity plan design, and the regulatory environment and Company policies as they relate to executive compensation. Pearl Meyer also reviews compensation goals and priorities with our CEO, our Executive Chairman, and our CFO as part of providing advice and recommendations for the Compensation Committee.

Pearl Meyer reviewed our 2025 compensation plan design and performed benchmarking analysis, and found that our overall total direct compensation for our named executive officers as a group was at the competitive median. See "Benchmarking Compensation" for additional information.
The Compensation Committee also considers the results of our annual advisory vote, which has historically indicated strong support for the compensation of our named executive officers. Most recently, 95.4% of votes cast on the advisory vote at the 2025 Annual Meeting voted in favor of our executive compensation program. We also encourage our stockholders to provide feedback directly to the Board and the Compensation Committee on our executive compensation program. The Compensation Committee considers the results of the most recent advisory vote on executive compensation, the history of strong stockholder support in previous advisory votes on executive compensation, and any feedback from stockholders while reviewing our executive compensation program, and the Compensation Committee will continue to consider the results of advisory votes and stockholder feedback on executive compensation when making future compensation decisions.
ELEMENTS OF 2025 EXECUTIVE COMPENSATION
Our compensation program for 2025 includes the following components:

Element	Form	Time Horizon	Primary Objectives and Link to Value Creation
Base Salary	Cash	Annual
Attract and retain our named executive officers with fixed cash compensation to provide stability that allows our named executive officers to focus their attention on business objectives and ensures reasonable base pay if targets are not met to discourage excessive risk-taking

Annual Cash Bonus	Cash	Annual	Focus and motivate our named executive officers to achieve annual corporate financial and strategic goals with opportunity for upside based on exceptional performance, but with payout capped to curtail behavior focused on short-term gain
Performance-Based Long-Term Incentives	PRSUs	Three-year performance period
Focus and motivate our named executive officers to achieve long-term corporate financial and operating goals and superior stockholder returns relative to our peer group

Total stockholder return modifier provides direct focus on incremental value creation and relative performance metrics reinforce our objective of out-performing our peers

New awards are granted annually to mitigate the risk of focusing on one specific time period

Three-year vesting and performance periods align with market best practice, encourage retention, and reinforce long-term value creation

PRSUs comprise 60% of our long-term incentives

Time-Based Long-Term Incentives	RSUs	Ratable three-year vesting
Encourage retention of our named executive officers and promote stability among senior management as we transition to the next generation of leadership

Time-vested RSUs comprise 40% of our long-term incentives

Other Compensation	Other Benefits	N/A	Limited personal benefits such as 401(k) and vehicle allowance
Each element of compensation for 2025 is discussed below.

BASE SALARY
At December 31, 2025, our named executive officers’ base salaries were as follows:

Name	Base Salary
Adam Miller	$950,000
Andrew Hess[1]	$550,000
Kevin Knight	$850,000
Gary Knight	$450,000
Todd Carlson	$560,000
1    In November 2025, the Compensation Committee approved an increase of Mr. Hess's base salary from $500,000 to $550,000.
ANNUAL CASH BONUS
In February 2025, the Compensation Committee approved our cash bonus plan for 2025 (the “2025 Cash Bonus Plan”) pursuant to our Second Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”). Under the 2025 Cash Bonus Plan, certain of our employees, including our named executive officers, were eligible to earn incremental cash bonuses upon satisfaction of 2025 performance targets related to adjusted operating income growth, consolidated revenue growth excluding Truckload and LTL fuel surcharge, and strategic objectives related to improving the profitability of U.S. Xpress and our LTL business. The Compensation Committee believes including consolidated revenue growth in both the short-term and long-term performance incentive metrics reinforces our continued emphasis on revenue growth and rewards continued focus on diversification of revenue streams. Further, by allowing the adjusted operating income growth and consolidated revenue growth targets to be considered individually, rather than linked, under the 2025 Cash Bonus Plan, the Compensation Committee sought to reduce the risk of extreme fluctuations under the short-term incentive plan, and the addition of strategic goals affords the Compensation Committee additional flexibility to reward executives for outstanding performance outside of consolidated financial metrics. In addition, payout under the 2025 Cash Bonus Plan could be adjusted between -10% and +10% based on the Company’s scores provided by several ESG rating indices, including but not limited to MSCI, Sustainalytics, CDP, EcoVadis, and S&P Global.
The Compensation Committee established a target bonus potential, expressed as a percentage of year-end annualized base salary, for each of our named executive officers in 2025:

Name	Target Bonus Potential
Adam Miller	120%
Andrew Hess	90%
Kevin Knight	100%
Gary Knight	75%
Todd Carlson	75%
With input from Pearl Meyer, the 2025 performance targets were reviewed and approved by the Compensation Committee.
2025 CASH BONUS PAYOUT AND PERFORMANCE TARGET RANGE
The payout ranges and related 2025 performance targets under the 2025 Cash Bonus Plan are summarized below:

Adjusted Operating Income Growth (weighted at 40% of total 2025 Cash Bonus Plan payout) [1]
Growth Percentage	Payout % of Target
<10.0%	0%
10.0%	40%
25.0%	80%
40.0%	120%
55.0%	160%
>70.0%	200%
1    Adjusted operating income is defined as consolidated total revenue, net of consolidated fuel surcharge, less consolidated total adjusted operating expenses, net of consolidated fuel surcharge. Adjusted operating income growth is calculated by taking 2025 adjusted operating income less 2024 adjusted operating income, divided by 2024 adjusted operating income. Adjusted operating income targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions. Achievement between two targets would be interpolated linearly.

Consolidated Revenue Growth (weighted at 30% of total 2025 Cash Bonus Plan payout) [2]
Growth Percentage	Payout % of Target
<1.0%	0%
1.0%	40%
2.5%	80%
4.0%	120%
5.5%	160%
>7.0%	200%
2    Consolidated revenue growth is calculated by taking the total of 2025 consolidated revenue less 2025 Truckload and LTL fuel surcharge, less 2024 consolidated revenue less 2024 Truckload and LTL fuel surcharge, divided by 2024 consolidated revenue less 2024 Truckload and LTL fuel surcharge. Truckload and LTL fuel surcharge is calculated as the sum of the applicable amount across each of our Truckload and LTL operating segments. Consolidated revenue growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, cumulative effects of changes in accounting principles, and similar items or transactions. Achievement between two targets would be interpolated linearly.
The Compensation Committee set strategic objectives for 2025, weighted at 30% of the total 2025 Cash Bonus Plan payout (the “Strategic Objectives”). The Strategic Objectives consist of (1) improving the profitability of U.S. Xpress and (2) improving the profitability of our LTL business. The Compensation Committee has discretion to award the 2025 Cash Bonus Plan payouts based on the Compensation Committee’s assessment of management’s performance towards achieving the Strategic Objectives.
The Compensation Committee viewed the 2025 performance targets as reflecting a mix of financial and strategic goals that maintained significant emphasis on the Company’s overall financial performance while prioritizing strategic goals integral to the Company’s future success. The Compensation Committee viewed the financial goals as demonstrating a range of performance that was challenging yet reasonable, with the upper end of the range reflecting a significant accomplishment. Each year, the Compensation Committee reviews and adjusts one or more of the performance targets to set goals that are achievable yet uncertain, and that the Compensation Committee believes will motivate our senior management team to continue to improve operating performance and create value for our stockholders.
In February 2026, the Compensation Committee assessed performance under the 2025 Cash Bonus Plan and determined that the Company’s adjusted operating income growth was 14.1%, resulting in a payout of 50.9% of target; consolidated revenue growth was 1.2%, resulting in a payout of 45.6% of target; and, in light of the improved year-over-year operating profitability at U.S. Xpress and in the LTL segment, a year-over-year operating margin % change in line with industry averages while absorbing significant start-up costs related to new facilities opened during the year which added 10% to overall door count, that the Strategic Objective component was achieved at the 100% level. Based on the Company’s ratings by certain ESG agencies, the ESG modifier was applied at +10%, resulting in the following payouts to our named executive officers after the release of our Form 10-K for the year ended December 31, 2025:

Name	Payout	% of Target
Adam Miller	$803,130	70.5%
Andrew Hess	$348,728	70.5%
Kevin Knight	$598,825	70.5%
Gary Knight	$237,769	70.5%
Todd Carlson[1]	$295,890	70.5%
1    Mr. Carlson was eligible to receive a payout based on actual performance under the 2025 Cash Bonus Plan, notwithstanding his retirement on January 1, 2026.
LONG-TERM INCENTIVES
In November 2025, the Compensation Committee approved the following grants of PRSUs and RSUs to the named executive officers under the Omnibus Plan:

	Target Performance-Based Long-Term Incentives (60% of Grant)		Target Time-Based Long-Term Incentives (40% of Grant)		Total Target Long-Term Incentives (in Dollars) [1]
Name	No. of PRSUs	Target (in Dollars) [1]	No. of RSUs	Target (in Dollars) [1]
Adam Miller	41,920	$1,920,000	27,947	$1,280,000	$3,200,000
Andrew Hess	13,099	$600,000	8,733	$400,000	$1,000,000
Kevin Knight	35,370	$1,620,000	23,580	$1,080,000	$2,700,000
Gary Knight	10,479	$480,000	6,986	$320,000	$800,000
1The number of PRSUs and RSUs granted was determined by taking the applicable target (in dollars) divided by the closing price of our common stock on the grant date ($45.80). Please refer to the Summary Compensation Table and the Grants of Plan Based

Awards table below for details regarding the fair value of these awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).
The PRSUs have a three-year performance period commencing January 1, 2026, and ending December 31, 2028. The performance targets for one-third of the PRSUs relate to attaining defined targets, where one-half relate to the compound annual growth rate in adjusted earnings per share (“Adjusted EPS CAGR”) and the other one-half relate to compound annual growth rate in consolidated revenue, excluding Truckload and LTL fuel surcharge, CAGR (the “Company Performance PRSUs”). The Compensation Committee believes that the Adjusted EPS CAGR goal creates a focus on sustained growth, and that the use of consolidated revenue CAGR emphasizes our continued focus on diversification of revenue streams.
The performance targets for the other two-thirds of the PRSUs relate to relative performance targets, where one-half relate to the ranking of the Company’s total revenue growth and the other one-half relate to the Company’s return on net tangible assets compared to a relative peer group of public truckload carriers selected by the Compensation Committee (the “Relative Performance PRSUs”). The peer group for the Relative Performance PRSUs consists of the following public truckload carriers (collectively, the “Performance Peer Group”):

Covenant Logistics Group, Inc.	Heartland Express, Inc.
Marten Transport, Ltd.	Schneider National, Inc.
Werner Enterprises, Inc.
The Compensation Committee views the Performance Peer Group of truckload carriers as an appropriate peer group for the Relative Performance PRSUs given the more asset-intensive nature of the Performance Peer Group’s businesses. The Compensation Committee believes the Relative Performance PRSUs reinforce the Company’s objective of out-performing its peers. With input from Pearl Meyer, the PRSU performance targets were reviewed and approved by the Compensation Committee. The PRSU performance targets do not reflect any opinion or projection of management concerning Adjusted EPS CAGR, revenue, return on net tangible assets, or other performance expectations for the performance period. Achievement between two targets would be interpolated linearly.
2025 PRSU PAYOUT AND PERFORMANCE RANGE
The payout range and related performance goals for the Company Performance PRSUs are summarized below:

Adjusted EPS CAGR
Growth Percentage	Payout % of Target
<10.0%	0%
≥10.0% - 16.0%	33%
>16.0% - 22.0%	67%
>22.0% - 28.0%	100%
>28.0% - 34.0%	133%
>34.0% - 40.0%	167%
>40.0%	200%

Consolidated Revenue Growth (excluding Truckload and LTL Fuel Surcharge) CAGR
Growth Percentage	Payout % of Target
<(5.0%)	0%
≥(5.0%) - (3.0%)	33%
>(3.0%) - (1.0%)	67%
>(1.0%) - 1.0%	100%
>1.0% - 3.0%	133%
>3.0% - 5.0%	167%
>5.0%	200%

The payout range and related performance goals for the Relative Performance PRSUs are summarized below.

Return on Net Tangible Assets
Rank Verus Peers	Payout % of Target
6	0%
5	40%
4	80%
3	120%
2	160%
1	200%

Total Revenue Growth
Rank Verus Peers	Payout % of Target
6	0%
5	40%
4	80%
3	120%
2	160%
1	200%
The number of PRSUs earned will be increased or decreased based on our compound annual total stockholder return (“TSR”) relative to the Benchmarking Peer Group (as defined below) over the performance period, as set forth below:

	Relative TSR Percentile Rank
	<35th	>35th to 40th	>40th to 45th	>45th to 55th	>55th to 60th	>60th to 65th	>65th
Award Leverage	(25%)	(15%)	(10%)	0%	10%	15%	25%
The TSR for the Company and for any peer will be determined by the annual compound growth rate between the average stock price of each company in the Benchmarking Peer Group for the 60 trading days on and following the grant date, and the average stock price of each company in the Benchmarking Peer Group for the final 60 trading days of the performance period, with dividends reinvested at the closing stock price of the applicable stock on the date the dividend is declared. The Compensation Committee believes the TSR modifier provides direct focus on incremental value creation. An independent third party verifies the TSR at the end of the performance period.
The actual number of restricted shares earned pursuant to this grant of PRSUs will be determined following the conclusion of the performance period based upon actual performance relative to the performance targets, and any earned restricted shares will vest on January 31, 2029.

The time-based RSUs vest in three installments as follows: 33% on January 31, 2027, 33% on January 31, 2028, and 34% on January 31, 2029. In the decision to grant time-based equity awards, the Compensation Committee considered, among other things, the important role of RSUs in encouraging long-term retention of an executive team that is managing one of North America’s largest and most diversified transportation companies in a challenging freight environment and overseeing the diversification of our service offerings to include LTL and the buildout of our LTL network, reducing our seasonality and cyclicality, densifying our truckload network, and decreasing our asset intensity.

2022 PRSU VESTING
In November 2022, Messrs. Miller, Kevin Knight, Gary Knight, and Carlson were granted 13,530, 14,613, 4,329, and 4,329 PRSUs, respectively (the “2022 Target Performance PRSUs”). The 2022 Target Performance PRSUs were subject to vesting upon achievement of certain levels of Adjusted EPS CAGR and consolidated revenue, excluding Truckload and LTL fuel surcharge, CAGR during a performance period starting on January 1, 2023 and ending on December 31, 2025, as follows:

	Consolidated Revenue Growth (excluding Truckload and LTL Fuel Surcharge) CAGR
Adjusted EPS CAGR		<0.0%	>0.0%-1.25%	>1.25%-2.5%	>2.5%-3.75%	>3.75%-5.0%	>5.0%
	<(3.0%)	0%	0%	0%	0%	0%	0%
	≥(3.0%) – (1.5%)	0%	20%	40%	60%	80%	100%
	>(1.5%) – 0.0%	0%	40%	60%	80%	100%	120%
	>0.0% – 1.5%	0%	60%	80%	100%	120%	140%
	>1.5% – 3.0%	0%	80%	100%	120%	140%	160%
	>3.0% – 4.5%	0%	100%	120%	140%	160%	180%
	>4.5%	0%	120%	140%	160%	180%	200%
In November 2022, Messrs. Miller, Kevin Knight, Gary Knight, and Carlson were also granted 13,530, 14,613, 4,329, and 4,329 PRSUs, respectively (the “2022 Relative Performance PRSUs”). The 2022 Relative Performance PRSUs were subject to vesting upon the Company’s ranking of Return on Net Tangible Assets and Total Revenue Growth CAGR compared to the relative performance peer group during a performance period starting on January 1, 2023 and ending on December 31, 2025, as follows:

	CAGR Total Revenue Growth %
Return on Net Tangible Assets		6	5	4	3	2	1
	6	0%	25%	35%	50%	60%	75%
	5	35%	45%	55%	70%	85%	100%
	4	55%	70%	85%	100%	110%	125%
	3	70%	85%	100%	115%	130%	150%
	2	80%	100%	115%	130%	150%	175%
	1	95%	110%	125%	150%	175%	200%

The number of 2022 Target Performance PRSUs and 2022 Relative Performance PRSUs earned would be increased or decreased based on our compound annual TSR relative to the Benchmarking Peer Group (as defined below) over the performance period, as set forth below:

	Relative TSR Percentile Rank
	<35th	>35th to 40th	>40th to 45th	>45th to 55th	>55th to 60th	>60th to 65th	>65th
Award Leverage	(25%)	(15%)	(10%)	0%	10%	15%	25%
With respect to the 2022 Target Performance PRSUs, on January 31, 2026, the 2022 Target Performance PRSUs vested, giving Messrs. Miller, Kevin Knight, and Gary Knight, the right to receive shares of our common stock at the performance level determined by the Compensation Committee. Mr. Carlson retired from his position as General Counsel and Corporate Secretary on January 1, 2026. Pursuant to the applicable award agreement, Mr. Carlson’s 2022 Target Performance PRSUs vested on January 1, 2026, giving Mr. Carlson the right to receive shares of our common stock at the performance level determined by the Compensation Committee. Pursuant to the award agreement, because Mr. Carlson was employed during the entire performance period with respect to the 2022 Target Performance PRSUs, Mr. Carlson will receive the full benefit of the 2022 Target Performance PRSUs. In March 2026, the Compensation Committee determined that (i) the Adjusted EPS CAGR was -36.96%, (ii) the Consolidated Revenue Growth, excluding Truckload and LTL Fuel Surcharge, CAGR was 0.93%, and (iii) the Company’s TSR was -13.28%, positioning the Company below the 35th percentile of the peer group, as verified by an independent third party, resulting in a TSR adjustment of -25%. Accordingly, in March 2026, none of the Target Performance PRSUs were issued.
With respect to the 2022 Relative Performance PRSUs, on January 31, 2026, the 2022 Relative Performance PRSUs vested, giving Messrs. Miller, Kevin Knight, and Gary Knight, the right to receive shares of our common stock at the performance level determined by the Compensation Committee. Mr. Carlson retired from his position as General Counsel and Corporate Secretary on January 1, 2026. Pursuant to the applicable award agreement, Mr. Carlson’s 2022 Relative Performance PRSUs vested on January 1, 2026, giving Mr. Carlson the right to receive shares of our common stock at the performance level determined by the Compensation Committee. Pursuant to the award agreement, because Mr. Carlson was employed during the entire performance period with respect to the 2022 Relative Performance PRSUs, Mr. Carlson will receive the full benefit of the 2022 Relative Performance PRSUs. In March 2026, the Compensation Committee determined that (i) the Company’s Return on Net Tangible Assets ranking was second, (ii) the Company’s CAGR Total Revenue Growth ranking was first, and (iii) the Company’s TSR was -13.28%, positioning the Company below the 35th percentile of the peer group, as verified by an independent third party, resulting in a TSR adjustment of (25%).

Accordingly, in March 2026, 131.25% of the 2022 Relative Performance PRSUs were issued, resulting in Messrs. Miller, Kevin Knight, Gary Knight, and Carlson receiving 17,758, 19,180, 5,682, and 5,682 shares, respectively.
RETIREMENT OF MR. CARLSON
Mr. Carlson retired from the Company on January 1, 2026. Pursuant to the applicable award agreements for PRSUs granted to Mr. Carlson in 2022, 2023, and 2024, Mr. Carlson’s PRSUs vested on January 1, 2026, and the final award for such PRSUs will be pro-rated for the number of full calendar months Mr. Carlson was employed by the Company during the performance period for each applicable grant. As such, Mr. Carlson is eligible to receive the full amount of the final award of the PRSUs granted in 2022, 66.7% of the amount of the final award of the PRSUs granted in 2023, and 33.3% of the amount of the final award of the PRSUs granted in 2024, in each case as finally determined by the Compensation Committee. Payment of such PRSUs will be based on actual performance through the end of the applicable performance period. On November 4, 2025, the Compensation Committee also approved the accelerated vesting of all previously granted, but unvested, RSUs granted to Mr. Carlson. Such RSU’s vested effective January 1, 2026, in accordance with the Compensation Committee’s approval.
COMPENSATION DECISIONS FOR 2026

In February 2026, the Compensation Committee approved our cash bonus plan for 2026 (the “2026 Cash Bonus Plan”) pursuant to our Omnibus Plan. Under the 2026 Cash Bonus Plan, certain of our employees, including our named executive officers, are eligible to earn incremental cash bonuses upon satisfaction of 2026 performance targets related to adjusted operating income growth, consolidated revenue growth, excluding Truckload and LTL fuel surcharge, improvement in the adjusted operating income of the Truckload segment and the adjusted operating margin of the LTL segment. Each named executive officer’s target bonus potential for 2026, expressed as a percentage of base salary, is set forth below:

Name	Target Bonus Potential
Adam Miller	120%
Andrew Hess	90%
Kevin Knight	100%
Gary Knight	75%
BENCHMARKING COMPENSATION
The Compensation Committee uses a peer group of companies (the “Benchmarking Peer Group”) to assess whether our compensation programs are competitive in structure and amount. Our executive compensation is not determined by any formula or ranking within the Benchmarking Peer Group. However, as previously noted, our total stockholder return compared to the total stockholder return of a separate but similar Performance Peer Group does affect the payout percentage and vesting under our PRSUs.
The Compensation Committee, with the advice of Pearl Meyer, considers several criteria to determine our Benchmarking Peer Group from time to time, such as whether companies (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider us a peer, (v) would be considered our peer by proxy advisory services, (vi) compete with us for talent, and (vii) are within a reasonable range in terms of percentile rank with the Company in key financial metrics, such as revenue, total assets, asset intensity, and market capitalization.
Our Benchmarking Peer Group for 2025 was as follows:

ArcBest Corp	Old Dominion Freight Line, Inc.
C.H. Robinson Worldwide, Inc.	Ryder System, Inc.
RXO, Inc.	Saia, Inc.
GXO Logistics, Inc.	Schneider National, Inc.
Hub Group, Inc.	Werner Enterprises, Inc.
J.B. Hunt Transport Services, Inc.	XPO Logistics, Inc.
Landstar System, Inc.	Expeditor’s International of Washington Inc.
Based on publicly available data for 2025, the Company is positioned relative to the Benchmarking Peer Group as follows: at approximately the 60th percentile in total revenue and the 60th percentile in market capitalization, and its total direct compensation for its executive officers as a group is at the competitive median. The Company’s larger size relative to the peer median results is due to the fact that finding companies of comparable size with a similar business is challenging given the Company’s position as one of the country’s largest and most diversified freight transportation companies. During 2026, the Compensation Committee, with the assistance of Pearl Meyer, will review the Benchmarking Peer Group again for continued relevancy.

RISK CONSIDERATIONS REGARDING COMPENSATION
We believe that the structure of our executive compensation program provides an appropriate mix of cash, equity, and other compensation, with our program sufficiently weighted toward incentive compensation to appropriately link pay with performance. Each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company:
•base salary is targeted at the competitive median (taking into account experience and individual responsibilities and performance) and designed to ensure a reasonable base pay in the event incentive targets are not met to discourage excessive risk-taking;
•our incentive compensation is comprised of 60% performance-based long-term incentives to align the interests of our executive officers and stockholders by focusing on long-term, sustained value creation, with three-year vesting consistent with market practice and supporting a long-term orientation, as well as a new long-term incentive cycle commencing annually to avoid focusing on one particular time period; and
•our short-term incentive compensation program is designed with metrics that are aligned with our operating strategy, with payout capped to discourage behavior oriented toward short-term gain.
We believe that our executive compensation program aligns the interests of named executive officers with those of the Company’s stockholders. Moreover, we have determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.
STOCK OWNERSHIP AND RETENTION POLICY
Our Stock Ownership and Retention Policy requires our key officers, as designated under the policy, to meet certain minimum stock ownership requirements. Currently, our named executive officers have the following ownership requirements under the Stock Ownership and Retention Policy:

Name	Executive Retention Amount
Adam Miller	5x Base Salary
Andrew Hess	3x Base Salary
Kevin Knight	5x Base Salary
Gary Knight	3x Base Salary
Our Stock Ownership and Retention Policy also requires key officers, including our named executive officers, to retain at least 50% of certain shares for two years after the date they are earned, as more fully described under the heading “The Board of Directors and Corporate Governance – Stock Ownership and Retention Policy.” All of our named executive officers are currently in compliance with the Stock Ownership and Retention Policy.
ANTI-PLEDGING AND HEDGING POLICY
Our Anti-Pledging and Hedging Policy limits the pledging and hedging of the Company’s securities by executives and Board members, including our named executive officers. The Anti-Pledging and Hedging Policy permits Kevin Knight and Gary Knight to continue certain existing pledging and hedging transactions, with the number of shares subject to such transactions reduced by 50% in 2020, in accordance with the Anti-Pledging and Hedging Policy. The Anti-Pledging and Hedging Policy does not have a hardship exemption. The Anti-Pledging and Hedging Policy is more fully described under the heading “The Board of Directors and Corporate Governance – Anti-Pledging and Hedging Policy.”
CLAWBACK POLICY
Pursuant to our Amended and Restated Clawback Policy (the “Clawback Policy”), adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities Exchange Commission Rule 10D-1 (240 CFR 10D-1), and Section 303A.14 of the New York Stock Exchange, in the event of a material financial restatement, we require that an employee covered by the policy, including our named executive officers, principal accounting officer, any vice president in charge of a principal business unit, division, or function, and any officer who performs any significant policy-making function for the Company, reimburse us for any incentive-based compensation awarded or granted to or earned or vested by such employee at any time during the performance period relating to the applicable incentive-based compensation, if the board concludes, or reasonably should have concluded, or a court, regulator, or legally authorized person directs the Company to correct such material financial restatement. The amount of the reimbursement is the amount by which the incentive compensation award for the relevant period exceeded the incentive compensation award that would have been awarded, if any, had the award been determined based on the accounting restatement. The Clawback Policy has a three-year look-back period.
EQUITY GRANT POLICY
Pursuant to our Equity Grant Policy, no equity grants shall be made during a Company blackout period. Additionally, the Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers in the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)

Adam Miller CEO	2025	950,000	—	3,242,667[3]	803,130	15,532	5,011,329
	2024	888,173	—	3,063,856	827,640	19,145	4,798,814
	2023	774,231	—	2,550,311	—	18,432	3,342,974
Andrew Hess CFO	2025	505,769	—	1,013,267[3]	348,728	7,000	1,874,764
	2024	409,615	—	1,602,316	297,000	10,554	2,319,485
Kevin Knight Executive Chairman	2025	850,000	—	2,735,987[3]	598,825	24,160	4,208,972
	2024	850,000	—	2,757,574	673,200	27,510	4,308,284
	2023	850,000	—	2,754,326	—	25,860	3,630,186
Gary Knight Vice Chairman	2025	450,000	—	810,586[3]	237,769	18,784	1,517,139
	2024	450,000	—	816,935	267,300	22,134	1,556,369
	2023	450,000	—	816,062	—	21,684	1,287,746
Todd Carlson General Counsel and Corporate Secretary[4]	2025	560,000	—	495,512[5]	295,890	15,010	1,366,412
	2024	529,038	20,000	816,935	332,640	18,566	1,717,179
	2023	525,000	100,000	816,062	—	19,773	1,460,835
1The amounts represent the amount earned in such year under our short-term cash incentive plan, notwithstanding the year in which it was paid. See “Compensation Discussion and Analysis – Annual Cash Bonus” for further information.
2Refer to the All Other Compensation table for more detailed information about compensation reported in this column.
3These amounts represent the aggregate grant date fair value of the following grants: 27,947, 8,733, 23,580, and 6,986 time-vested RSUs and 41,920, 13,099, 35,370, and 10,479 PRSUs granted to Messrs. Miller, Hess, Kevin Knight, and Gary Knight, respectively, on November 28, 2025. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $45.80 per share, the closing price of our common stock on the grant date. The fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, which was $46.82 per share. The amounts for the PRSUs reflect our accounting expense to be recognized over the vesting period of the PRSUs awarded, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. The number of shares ultimately issued pursuant to the PRSUs granted in 2025 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $46.82 per share grant date fair value for the PRSUs reflect the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. Assuming both the performance conditions and stockholder return conditions are achieved at the highest level, and using a per share grant date fair value equal to $45.80 (the closing price of our common stock on the grant date), the grant date fair value of the PRSUs would be $4,799,840, $1,499,836, $4,049,865, and $1,199,846 for Messrs. Miller, Hess, Kevin Knight, and Gary Knight, respectively. It would not be appropriate to use the $46.82 per share grant date fair value for purposes of this assumed maximum achievement of the PRSUs, because the $46.82 per share grant date fair value already accounts for the probable outcome of the stockholder return conditions under the Monte Carlo Simulation Valuation model. For additional information on the valuation assumptions with respect to the grants, refer to Note 19, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2025, as filed with the SEC.
4Mr. Carlson retired from his position as General Counsel and Corporate Secretary on January 1, 2026.
5In connection with Mr. Carlson’s retirement on January 1, 2026, the Compensation Committee approved the acceleration of 11,063 RSUs previously granted to Mr. Carlson on November 4, 2025, with a vesting date of January 1, 2026. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $44.79 per share, the closing price of our common stock on the date of the approval to accelerate.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) [1]	Contributions to 401(k) Plan ($) [2]	Total ($)
Adam Miller	2025	8,532[3]	7,000	15,532
Andrew Hess	2025	—	7,000	7,000
Kevin Knight	2025	17,160[4]	7,000	24,160
Gary Knight	2025	11,784[5]	7,000	18,784
Todd Carlson	2025	8,010[6]	7,000	15,010
1This column represents the total amount of perquisites and other personal benefits provided to the named executive officer. Each perquisite and personal benefit is valued on the basis of the aggregate incremental cost to the Company.
2Represents matching 401(k) plan contributions.
3Represents vehicle allowance for Mr. Miller.
4Represents vehicle allowance for Mr. Kevin Knight.
5Represents vehicle allowance for Mr. Gary Knight.
6Represents vehicle allowance for Mr. Carlson.

Grants of Plan-Based Awards
The following table provides estimated information about non-equity and equity plan-based awards that were granted to the named executive officers in 2025.

Name	Grant Date	Award Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adam Miller	—	—	410,400	1,140,000	2,508,000	—	—	—	—	—
	11/28/2025	11/04/2025	—	—	—	1,729	41,920	104,800	—	1,962,694[4]
	11/28/2025	11/04/2025	—	—	—	—	—	—	27,947	1,279,973[5]
Andrew Hess	—	—	178,200	495,000	1,089,000	—	—	—	—	—
	11/28/2025	11/04/2025	—	—	—	540	13,099	32,748	—	613,295[4]
	11/28/2025	11/04/2025	—	—	—	—	—	—	8,733	399,971[5]
Kevin Knight	—	—	306,000	850,000	1,870,000	—	—	—	—	—
	11/28/2025	11/04/2025	—	—	—	1,459	35,370	88,425	—	1,656,023[4]
	11/28/2025	11/04/2025	—	—	—	—	—	—	23,580	1,079,964[5]
Gary Knight	—	—	121,500	337,500	742,500	—	—	—	—	—
	11/28/2025	11/04/2025	—	—	—	432	10,479	26,198	—	490,627[4]
	11/28/2025	11/04/2025	—	—	—	—	—	—	6,986	319,959[5]
Todd Carlson	—	—	151,200	420,000	924,000	—	—	—	—	—
	11/04/2025	11/04/2025	—	—	—	—	—	—	11,063	495,512[6]
1Represents the range of potential cash payments under the annual performance bonuses that Messrs. Miller, Hess, Kevin Knight, Gary Knight, and Carlson could have earned under the 2025 Cash Bonus Plan, as described under the heading “Compensation Discussion and Analysis – Annual Cash Bonus.” For awards under the 2025 Cash Bonus Plan, (i) Messrs. Miller, Hess, Kevin Knight, Gary Knight, and Carlson had bonus potentials of 120%, 90%, 100%, 75%, and 75% of base salary as in effect at December 31, 2025, respectively, (ii) threshold was set at 36% of the bonus potential, (iii) target was set at 100% of the bonus potential, and (iv) maximum was set at 220% of the bonus potential. Based on 2025 performance, Messrs. Miller, Hess, Kevin Knight, Gary Knight, and Carlson earned $803,130, $348,728, $598,825, $237,769 and $295,890, respectively. This cash payment was paid on February 23, 2026.
2These columns represent the potential shares issuable in connection with 2025 PRSUs issued on November 28, 2025 for each of Messrs. Miller, Hess, Kevin Knight, and Gary Knight under the Omnibus Plan, for which target awards were approved by the Compensation Committee on November 4, 2025, as described under the heading “Compensation Discussion and Analysis – Long-Term Incentives.” The threshold was set at 4.125% of target and maximum was set at 250% of target. The PRSUs were granted at target and will not be earned, and the actual number of PRSUs finally earned will not be finally determined, until the expiration of the three-year performance period on December 31, 2028. The number of shares ultimately earned will vest on January 31, 2029, subject to certain conditions set forth in the award agreement.
3Represents an award of RSUs under the Omnibus Plan. The RSUs issued on November 28, 2025 to Messrs. Miller, Hess, Kevin Knight, and Gary Knight vest in three installments as follows: 33% on January 31, 2027; 33% on January 31, 2028; and 34% on January 31, 2029. The 11,063 RSUs for Mr. Carlson vested effective January 1, 2026.
4The amount disclosed represents the aggregate grant date fair value of the PRSUs granted on November 28, 2025 computed in accordance with FASB ASC Topic 718, which was $46.82 per share. These amounts reflect our accounting expense to be recognized over the vesting period of the PRSUs granted on November 28, 2025, and do not necessarily correspond to the actual value that will be recognized by the named executive officer. The number of shares ultimately issued pursuant to the PRSUs varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $46.82 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. For additional information on the valuation assumptions with respect to the grants, refer to Note 19, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2025, as filed with the SEC.
5The grant date fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $45.80 per share, the closing price of our common stock on the grant date. Dividends accrued on the unvested RSUs are paid in cash when and if the underlying award vests.

6In connection with Mr. Carlson’s retirement on January 1, 2026, on November 4, 2025 the Compensation Committee approved the acceleration of 11,063 RSUs previously granted to Mr. Carlson with a vesting date of January 1, 2026. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $44.79 per share, the closing price of our common stock on the date of the approval to accelerate.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the current equity holdings for each of the named executive officers. This table includes unvested RSUs and PRSUs as of December 31, 2025. Each equity grant is shown separately for each named executive officer.

	Stock Awards
Name	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
Adam Miller	11/30/2022	6,134[2]	320,686	—	—
	11/30/2022	17,758[3]	928,388	—	—
	12/15/2023	11,592[4]	606,030	—	—
	12/15/2023	—	—	64,878[5]	3,391,822
	11/30/2024	20,215[6]	1,056,840	—	—
	11/30/2024	—	—	75,805[7]	3,963,085
	11/28/2025	27,947[8]	1,461,069	—	—
	11/28/2025	—	—	1,729[9]	90,392
Andrew Hess	02/26/2021	1,621[2]	84,746	—	—
	05/31/2021	315[10]	16,468	—	—
	05/18/2022	9,14[11]	47,784	—	—
	05/31/2023	1,310[12]	68,487	—	—
	03/13/2024	3,438[4]	179,739	—	—
	03/13/2024	—	—	19,238[5]	1,005,763
	11/30/2024	5,727[6]	299,408	—	—
	11/30/2024	—	—	21,475[7]	1,122,713
	11/28/2025	8,733[8]	456,561	—	—
	11/28/2025	—	—	540[9]	28,231
Kevin Knight	11/30/2022	6,625[2]	346,355	—	—
	11/30/2022	19,180[3]	1,002,730	—	—
	12/15/2023	12,519[4]	654,493	—	—
	12/15/2023	—	—	70,068[5]	3,663,155
	11/30/2024	18,194[6]	951,182	—	—
	11/30/2024	—	—	68,228[7]	3,566,960
	11/28/2025	23,580[8]	1,232,762	—	—
	11/28/2025	—	—	1,459[9]	76,277
Gary Knight	11/30/2022	1,963[2]	102,626	—	—
	11/30/2022	5,682[3]	297,055	—	—
	12/15/2023	3,710[4]	193,959	—	—
	12/15/2023	—	—	20,760[5]	1,085,333
	11/30/2024	5,390[6]	281,789	—	—
	11/30/2024	—	—	20,213[7]	1,056,736
	11/28/2025	6,986[8]	365,228	—	—
	11/28/2025	—	—	432[9]	22,585
Todd Carlson[13]	11/30/2022	1,963[2]	102,626	—	—
	11/30/2022	5,682[3]	297,055	—	—
	12/15/2023	3,710[4]	193,959	—	—
	12/15/2023	—	—	20,760[5]	1,085,333
	11/30/2024	5,390[6]	281,789	—	—
	11/30/2024	—	—	20,213[7]	1,056,736

1Market value of RSUs and PRSUs is calculated by multiplying the number of restricted shares that have not vested by the closing market price of our common stock on December 31, 2025, which was $52.28 per share.
2100% of the RSUs vested on January 31, 2026, except for Mr. Carlson’s RSUs, 100% of which vested effective January 1, 2026 in connection with his retirement, as approved by the Compensation Committee on November 4, 2025.
3Represents shares earned with respect to the 2022 PRSUs. The shares vested on January 31, 2026 (except for Mr. Carlson’s shares, which vested upon his retirement on January 1, 2026, pursuant to the award agreement) with a final payout percentage of 65.63% (0% for the target PRSU and 131.25% for the relative PRSU). See “Compensation Discussion and Analysis – 2022 PRSU Vesting” for further information. Mr. Carlson’s payout was not accelerated in connection with the vesting and occurred pursuant to the award agreement.
4Of the unvested RSUs, 49.2% vested on January 31, 2026, and 50.8% will vest on January 31, 2027, except for Mr. Carlson’s RSUs, 100% of which vested effective January 1, 2026 in connection with his retirement, as approved by the Compensation Committee on November 4, 2025.
5Represents PRSUs granted in 2023 (or, in the case of Mr. Hess, March 2024) subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2024 and ending December 31, 2026. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2027 (except for Mr. Carlson’s PRSUs, which vested upon his retirement on January 1, 2026, pursuant to the award agreement), subject to certain conditions set forth in the award agreement. The table reflects the maximum shares payable with respect to the awards, as the performance during 2025 exceeded the target. Mr. Carlson’s PRSUs will be paid out as set forth in the award agreement, pro-rated to the amount of time Mr. Carlson was employed by the Company during the performance period.
6Of the unvested RSUs, 33% vested on January 31, 2026, 33% will vest on January 31, 2027, and 34% will vest on January 31, 2028, except for Mr. Carlson’s RSUs, 100% of which vested effective January 1, 2026 in connection with his retirement, as approved by the Compensation Committee on November 4, 2025.
7Represents PRSUs granted in 2024 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2025 and ending December 31, 2027. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2028 (except for Mr. Carlson’s PRSUs, which vested upon his retirement on January 1, 2026, pursuant to the award agreement), subject to certain conditions set forth in the award agreement. The table reflects the maximum shares payable with respect to the awards, as the performance during 2025 exceeded the target. Mr. Carlson’s PRSUs will be paid out as set forth in the award agreement, pro-rated to the amount of time Mr. Carlson was employed by the Company during the performance period.
8The RSUs vest in three installments as follows: 33% on January 31, 2027, 33% on January 31, 2028, and 34% on January 31, 2029.
9Represents PRSUs granted in 2025 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2026 and ending December 31, 2028. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2029, subject to certain conditions set forth in the award agreement. The table reflects the threshold shares payable with respect to the awards, as the performance period did not begin until January 1, 2026. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
10100% of the RSUs will vest on May 31, 2026.
11Of the unvested RSUs, approximately 50% will vest on May 31, 2026 and approximately 50% will vest on May 31, 2027.
12Of the unvested RSUs, 33.3% will vest on May 31, 2026, 33.3% will vest on May 31, 2027, and 33.4% will vest on May 31, 2028.
13Mr. Carlson retired from his position as General Counsel and Corporate Secretary on January 1, 2026. Prior to this retirement, on November 4, 2025, the Compensation Committee approved accelerated vesting of his RSUs effective January 1, 2026.
Stock Vested in 2025
The following table sets forth information regarding the values realized by our named executive officers upon the vesting of RSUs and PRSUs during 2025, and such values reflect the total pre-tax value realized by each named executive officer.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Acquired on Vesting ($) [1]
Adam Miller	31,513	1,799,077
Andrew Hess	4,824	256,094
Kevin Knight	36,419	2,079,161
Gary Knight	10,083	575,638
Todd Carlson	9,687	553,031
1Calculated by multiplying the aggregate number of shares vested by the closing market price of our common stock on the dates the shares vested.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [1]	Aggregate Withdrawals/ Distributions in Last FY ($)[2]	Aggregate Balance at Last FYE ($)[3]
Adam Miller	—	—	—	—	—
Andrew Hess	—	—	—	—	—
Kevin Knight	—	—	(2,985)	—	4,173,589[2]
Gary Knight	—	—	—	—	—
Todd Carlson	135,201	—	64,424	—	477,782[3]
1These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table. Mr. Kevin Knight, who deferred the receipt of 74,635 PRSUs in our 2017 fiscal year, the (loss)/earnings include (1) the change in the closing price per share of our common stock from December 31, 2024 of $53.04 to the December 31, 2025 stock closing price of $52.28, and (2) $0.72 of cash dividends per share declared for all four quarters of 2025 at $0.18 per share.
2For Mr. Kevin Knight, the amount deferred represents deferral of 74,635 PRSUs during our 2017 fiscal year that vested on the date of the 2017 merger of Knight and Swift, to be delivered within six months of the date his employment terminates. The Company accrues for cash dividends on the deferred PRSUs in an amount equal to the amount of cash dividend Mr. Kevin Knight would have received had the deferred PRSUs been actual shares of our common stock on the date of the cash dividend payment to stockholders. The accrued cash dividends will be paid to Mr. Kevin Knight when the underlying shares of our common stock are distributed to Mr. Kevin Knight.
3Mr. Carlson contributed $135,201 of his salary into the Company’s Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”) in 2025. The amount contributed is included in the Salary column of the Summary Compensation Table.
Each participant in the Deferred Compensation Plan may elect to defer up to 75% of their base salary and bonuses for services performed during a calendar year. Each participant is fully vested in the deferred compensation which they contribute under the Deferred Compensation Plan, including any earnings thereon. Discretionary contributions by us, if any, including any earnings thereon, would be determined by the Company at the time of such contribution. We offer a number of investment options under the Deferred Compensation Plan. Participants are responsible for choosing the deemed investments for their deferred cash compensation and may change the deemed investment selections for their existing account balances at any time. The deemed investment options offered currently include money market funds, bond funds, blended funds, and stock funds. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. The participant may elect to receive a lump sum distribution or installments of up to 10 years upon the occurrence of separation from service, disability, or death, and with respect to compensation deferred prior to January 1, 2015, reaching a retirement age of 65. The participant may request a withdrawal of a stated amount to cover an eligible unforeseeable emergency. The participant may also make an in-service distribution election with specified distribution dates with respect to compensation deferred on or after January 1, 2015.
Potential Payments Upon Termination or Change of Control
Outstanding RSUs and PRSUs held by our named executive officers will vest upon their death or disability (in the case of PRSUs, at the level of performance through the end of the calendar year in which the death or disability occurred). Outstanding PRSUs will vest in the event of a “Change of Control” together with termination for convenience (as defined in the award agreement) or a termination for Good Reason (as defined in the award agreement), each a “Qualifying Termination,” within twelve months of such Change in Control, at the level of performance through the end of the calendar year in which the termination occurred. In the event of a Qualifying Termination without a Change in Control, outstanding PRSUs will vest upon termination if at least twelve months of the performance period for the applicable grant have been completed, and the award will be pro-rated for the number of full calendar months of the performance period that have been completed as of the date of termination. Payment of such PRSUs will be based on actual performance through the end of the applicable performance period. Notwithstanding the foregoing, no PRSUs will vest in the event the performance period for the applicable grant had not started prior to the triggering event.
The estimated value of RSUs and PRSUs that would have vested for Messrs. Miller, Hess, Kevin Knight, Gary Knight, and Carlson as of December 31, 2025, under the acceleration scenarios described above is set forth in the table below. The value was calculated by multiplying the closing market price of our common stock on December 31, 2025 (the last trading day of the year) ($52.28 per share), by the number of shares underlying accelerated awards. For additional information on the number of currently unvested RSUs and PRSUs, please refer to “Outstanding Equity Awards at Year-End.”

Name/Event	Value of Accelerated RSUs ($)	Value of Accelerated PRSUs ($)	Total ($)
Adam Miller
Change of Control without Qualifying Termination	—	—	—
Change of Control with Qualifying Termination	—	4,488,395	4,488,395
Qualifying Termination without a Change of Control	—	2,597,462	2,597,462
Death/Disability	3,444,625	4,488,395	7,933,020
Eligible Retirement	—	—	—
Andrew Hess
Change of Control without Qualifying Termination	—	—	—
Change of Control with Qualifying Termination	—	1,027,668	1,027,668
Qualifying Termination without a Change of Control	—	485,594	485,594
Death/Disability	1,153,193	1,027,668	2,180,861
Eligible Retirement	217,485	—	217,485
Kevin Knight
Change of Control without Qualifying Termination	—	—	—
Change of Control with Qualifying Termination	—	4,467,273	4,467,273
Qualifying Termination without a Change of Control	—	2,678,565	2,678,565
Death/Disability	3,184,792	4,467,273	7,652,065
Eligible Retirement	—	—	—
Gary Knight
Change of Control without Qualifying Termination	—	—	—
Change of Control with Qualifying Termination	—	1,323,520	1,323,520
Qualifying Termination without a Change of Control	—	793,575	793,575
Death/Disability	943,602	1,323,520	2,267,122
Eligible Retirement	—	—	—
Mr. Carlson retired on January 1, 2026. On November 4, 2025, the Compensation Committee approved the accelerated vesting of Mr. Carlson’s 11,063 outstanding RSUs upon his retirement, which had a value of $578,674 as of December 31, 2025. Additionally, Mr. Carlson’s separation was deemed to be a Qualifying Termination, resulting in the vesting of 100% of the PRSUs granted in 2022, 66.7% of the PRSUs granted in 2023, and 33.3% PRSUs granted in 2024. Payment of such PRSUs will be based on actual performance through the end of the applicable performance period. As of December 31, 2025, such PRSUs, as pro-rated, had an estimated value of $793,575.
Additionally, the award agreements include six month non-compete and non-solicitation provisions in the event of a named executive officer’s Separation from Service (as defined the award agreement). The Company may extend the non-compete period for up to an additional 12 months beyond the completion of the initial six months. If the Company elects to extend the non-compete period, the Company will pay the named executive officer his monthly base salary in effect at the time of the separation for the duration of the additional non-compete period, provided that the payments will be reduced for any other monies earned by the named executive officer from any other work during the period. If each named executive officer separated from service on December 31, 2025, the Company elected to extend the non-compete period for each named executive officer by 12 months, and there were no offsetting monies earned by the named executive officers during the extension period, the named executive officers would receive aggregate base salary payments as follows: $950,000 for Mr. Miller, $550,000 for Mr. Hess, $850,000 for Mr. Kevin Knight, $450,000 for Mr. Gary Knight, and $560,000 for Mr. Carlson. As of the date of this proxy statement, the Company does not intend to extend Mr. Carlson’s non-compete period.
Pay Ratio Disclosure
We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our median employee and the annual total compensation of Mr. Miller, our CEO, as required by Section 953(b) of the Dodd-Frank Act.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

For 2025, our last completed fiscal year:
•The annual total compensation of our median employee was $68,556; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $5,011,329.
Based on this information, the ratio of the annualized annual total compensation of our CEO to the annual total compensation of our median employee was 73 to 1.
As permitted under SEC rules, the median employee was originally determined as of December 31, 2024. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We calculated our median employee’s annual total compensation for 2025 in accordance with the requirements of Item 402I(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $68,556. The median employee’s annual total compensation includes salary, as well as Company matching contributions to our 401(k) plan, incentive payments, and equity awards. The median employee did not receive health or other fringe benefits. Median employee compensation reflects that, as of December 31, 2025, approximately 6.0% of our employees were student drivers, which had the effect of lowering our median employee compensation.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and certain financial performance of the Company for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Summary Compensation Table Total for PEO 2¹ ($)	Compensation Actually Paid to PEO 1¹˒²˒³ ($)	Compensation Actually Paid to PEO 2¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Consolidated Revenue Growth[5]
							TSR ($)	Peer Group TSR ($)
2025	—	5,011,329	—	6,429,671	2,241,822	2,698,390	132.00	138.77	66	0.8%
2024	4,578,438	4,798,814	(4,249,093)	3,015,849	2,478,421	1,652,435	131.86	125.85	116	3.8%
2023	4,457,450	—	5,849,721	—	2,430,435	3,132,645	141.59	123.12	216	(4.0)%
2022	6,365,202	—	4,772,193	—	3,643,842	2,798,975	127.44	91.78	771	17.6%
2021	6,281,262	—	20,558,596	—	3,679,847	10,836,812	146.82	113.28	743	27.0%
1David Jackson was our PEO until February 26, 2024 (“PEO 1”). Adam Miller has served as PEO since February 26, 2024 (“PEO 2”). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2024-2025	2021-2023
Andrew Hess	Adam Miller
Kevin Knight	Kevin Knight
Gary Knight	Gary Knight
Todd Carlson	Todd Carlson
2The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s PEO or Non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2025	5,011,329	(3,242,667)	4,661,009	6,429,671

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,241,822	(1,263,838)	1,720,406	2,698,390

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2025	3,731,483	801,896	—	127,630	—	4,661,009

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,311,803	351,588	—	57,015	—	1,720,406
4The Peer Group TSR set forth in this table utilizes the Nasdaq Transportation index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq Transportation index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5We determined Consolidated Revenue Growth to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025, as it served as a performance metric for both our 2025 Cash Bonus Plan and our Company Performance PRSUs, along with the additional measures that make up the components of our short-term and long-term incentive programs. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Below are graphs showing the relationship of Compensation Actually Paid to our PEOs and our Non-PEO NEOs in 2025, 2024, 2023, 2022, and 2021 to (i) the TSR of the Company and the Nasdaq Transportation index, (ii) the Company’s net income, and (iii) the Company’s consolidated revenue growth. Compensation Actually Paid, as required by SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to stock price, varying levels of projected and actual achievement of performance goals, and, in connection with Compensation Actually Paid to PEO 1 in 2024, forfeitures of stock awards in connection with his separation from the Company.

Compensation Actually Paid Versus Total Shareholder Return
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
$160
$140
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Average Compensation Actually Paid to Non-PEO NEOs
Company TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Net Income (in millions)
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid Versus Consolidated Revenue Growth
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
Consolidated Revenue Growth
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Average Compensation Actually Paid to Non-PEO NEOs
Consolidated Revenue Growth

Listed below are the performance measures that in our assessment represent the most important performance measures we use to link Compensation Actually Paid to our PEO and Non-PEO NEOs, for 2025, to Company performance.

Measure	Description
Consolidated Revenue Growth
Consolidated revenue growth is calculated by taking the total of current year consolidated revenue less current year Truckload and LTL fuel surcharge, minus prior year consolidated revenue less prior year Truckload and LTL fuel surcharge, divided by prior year consolidated revenue less prior year Truckload and LTL fuel surcharge.
Consolidated revenue growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.

Adjusted EPS CAGR
Adjusted EPS CAGR is a non-GAAP measure calculated as the compound annual growth rate in earnings per diluted share, adjusted to eliminate the effect of certain items or events, over the applicable period.

Adjusted Operating Income Growth
Adjusted operating income is a non-GAAP measure calculated as consolidated total revenue, net of Truckload fuel surcharge, less consolidated total adjusted operating expenses, net of Truckload fuel surcharge. Adjusted operating income growth is calculated by taking current year adjusted operating income less prior year adjusted operating income, divided by prior year adjusted operating income.
Adjusted operating income growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.

Return on Net Tangible Assets	Return on net tangible assets is a non-GAAP measure calculated as net income, adjusted to eliminate the effects of certain items or events, divided by average net tangible assets, and compared to a relative peer group of public truckload carriers selected by the Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, March 16, 2026, the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by our named executive officers and our directors, and by all of our current directors and executive officers as a group. Share information for BlackRock, Inc., FMR LLC, The Vanguard Group, Wellington Management Group LLP (and related persons), and Dimensional Fund Advisors LP is based on Schedules 13G and 13G/A filed by these entities, as further described in the applicable footnotes. We had outstanding 162,457,861 shares of common stock as of the Record Date.

Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership [2]	Percent of Class [2]
Named executive officers and directors:
Amy Boerger	5,667	*
Todd Carlson [3]	83,235	*
Douglas Col	7,299	*
Reid Dove [4]	219,154	*
Michael Garnreiter [5]	18,965	*
Andrew Hess	12,181	*
Louis Hobson	6,010	*
Gary Knight [6]	2,714,738	1.7%
Kevin Knight [7]	1,333,866	*
Adam Miller [8]	189,881	*
Kathryn Munro [9]	35,586	*
Jessica Powell	7,672	*
Roberta Roberts Shank [10]	35,760	*
David Vander Ploeg [11]	29,948	*
All current directors and executive officers as a group (18 persons) [12]	4,638,068	2.9%
Other unaffiliated third-party holdings:
BlackRock, Inc. [13]	14,024,534	8.6%
FMR LLC [14] Abigail P. Johnson [14]	16,304,678	10.0%
The Vanguard Group [15]	15,021,291	9.2%
Wellington Management Group LLP [16] Wellington Group Holdings LLP [16] Wellington Investment Advisors Holdings LLP [16] Wellington Management Company LLP [16]	12,918,517	8.0%
Dimensional Fund Advisors LP [17]	8,143,261	5.0%
*Represents less than 1.0% of the outstanding common stock.
1The address of each named executive officer, executive officer, and director, is 2002 West Wahalla Lane, Phoenix, Arizona 85027. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address for Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston MA 02210. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
2In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of common stock and (a) underlying options that are currently exercisable or will be exercisable within 60 days from the Record Date, and (b) unvested RSUs that are scheduled to vest within 60 days from the Record Date. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within 60 days from the Record Date and unvested RSUs that are scheduled to vest within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and/or unvested RSUs, and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
3Beneficial ownership information for Todd Carlson is reported based on the number of shares he owned on the effective date of his retirement (January 1, 2026), as updated for the net shares that vested following his retirement. Todd Carlson’s beneficial ownership included (a) 75,978 shares held directly by Todd Carlson; and (b) 7,257 shares beneficially by Todd Carlson over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
4Includes 219,154 shares deemed to be beneficially owned by Reid Dove over which he exercises sole voting and investment power as Vice President for the Dove Family Foundation.

5Includes (a) 9,480 shares held directly by Michael Garnreiter; and (b) 9,485 shares beneficially owned by Michael Garnreiter over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
6Includes (a) 2,711,861 shares beneficially owned by Gary Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 2,877 shares held directly by Gary Knight. Gary Knight has pledged as security 1,100,000 of the shares that he beneficially owns.
7Includes (a) 1,305,347 shares beneficially owned by Kevin Knight over which he and his spouse, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; and (b) 28,519 shares held directly by Kevin Knight. Kevin Knight has pledged as security 1,200,000 of the shares that he beneficially owns.
8All 189,881 shares are owned jointly with his spouse.
9Includes 35,586 shares beneficially owned by Kathryn Munro over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement.
10Includes (a) 3,661 shares beneficially owned by Roberta Roberts Shank over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement; and (b) 32,099 shares held directly by Roberta Roberts Shank.
11Includes 29,948 shares owned by David Vander Ploeg over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
12Todd Carlson served as General Counsel and Corporate Secretary until his resignation, effective January 1, 2026. Mr. Carlson is not included in the group total.
13As reported on Schedule 13G/A filed with the SEC on April 17, 2025, which indicates that BlackRock, Inc. has sole voting power over 13,634,714 shares and sole dispositive power over 14,024,534 shares. It has shared voting power and shared dispositive power over no shares.
14As reported on Schedule 13G/A filed with the SEC on November 7, 2025, which indicates that: (a) FMR LLC has sole voting power over 13,369,705 shares, shared voting power over 0 shares, sole dispositive power over 16,304,678 shares, and shared dispositive power over 0 shares and (b) Abigail P. Johnson has sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 16,304,678 shares, and shared dispositive power over 0 shares.
15As reported on Schedule 13G/A filed with the SEC on February 13, 2024, which indicates that The Vanguard Group has sole voting power over 0 shares, shared voting power over 103,375 shares, sole dispositive power over 14,789,351 shares, and shared dispositive power over 231,940 shares.
16As reported on Schedule 13G/A filed with the SEC on February 10, 2026, which indicates that: (a) Wellington Management Group LLP has sole voting power over 0 shares, shared voting power over 11,847,015 shares, sole dispositive power over 0 shares, and shared dispositive power over 12,918,517 shares; (b) Wellington Group Holdings LLP has sole voting power over 0 shares, shared voting power over 11,847,015 shares, sole dispositive power over 0 shares, and shared dispositive power over 12,918,517 shares; (c) Wellington Investment Advisors Holdings LLP has sole voting power over 0 shares, shared voting power over 11,847,015 shares, sole dispositive power over 0 shares, and shared dispositive power over 12,918,517 shares; and (d) Wellington Management Company LLP has sole voting power over 0 shares, shared voting power over 11,178,781 shares, sole dispositive power over 0 shares, and shared dispositive power over 11,397,571 shares.
17As reported on Schedule 13G filed with the SEC on July 15, 2025, which indicates that Dimensional Fund Advisors LP has sole voting power over 7,975,407 shares and sole dispositive power over 8,143,261 shares. It has shared voting power and shared dispositive power over no shares.

Proposal Two
Advisory, Non-Binding Vote to Approve Named Executive Officer Compensation
The Dodd-Frank Act enables our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act.
As discussed in our Compensation Discussion and Analysis, the principal objectives of our executive compensation program are to attract, retain, and motivate talented executives by rewarding strong business results and performance. This is done through the alignment of the executives' interests with stockholder interests. The objectives are based on the certain core principles that we explain in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our 2025 named executive compensation policies and practices for named executive officers. We expect to hold our next advisory, non-binding vote to approve the compensation of our named executive officers at the upcoming 2026 Annual Meeting. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Knight-Swift Transportation Holdings Inc. approve, on an advisory and non-binding basis, the compensation paid to the named executive officers as disclosed pursuant to Item 402 of SEC Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Compensation Committee will carefully review the results of the vote.
The Board of Directors unanimously recommends a vote FOR Proposal Two.

Proposal Three
Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2026
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton audited the Company’s annual financial statements for the fiscal year ended December 31, 2025. The Audit Committee has appointed Grant Thornton to be our independent registered public accounting firm for the fiscal year ending December 31, 2026. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of Grant Thornton will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.
POLICIES REGARDING INDEPENDENT AUDITOR
The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services. The Audit Committee must be informed about each such service that is actually provided, with reasonable detail, so that it may approve any expenses. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.
Each audit or non-audit service that is approved by the Audit Committee will be reflected in a written engagement letter specifying the services to be performed and the cost of such services. This approval will be signed by either a member of the Audit Committee or by an officer of the Company authorized by the Audit Committee to sign on behalf of the Company.
The Audit Committee will not approve any prohibited non-audit service or any non-audit service that, individually or in the aggregate, may impair the independence of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
VOTE REQUIRED FOR RATIFICATION
The Audit Committee is responsible for selecting our independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Grant Thornton as our independent registered public accounting firm for fiscal year 2026. However, the Board believes that submitting the appointment of Grant Thornton to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR Proposal Three.

Audit Committee Report
The Audit Committee assists the Board in its oversight of our financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter available at www.knight-swift.com.
Management has the primary responsibility for preparing the financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of, and expressing an opinion on, the effectiveness of our internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2025, including a discussion of, among other things:
•the acceptability and quality of the accounting principles;
•the reasonableness of significant accounting judgments and critical accounting policies and estimates;
•the clarity of disclosures in the financial statements; and
•the adequacy and effectiveness of our financial reporting procedures, disclosure controls and procedures, and internal controls over financial reporting.
The Audit Committee discussed with the independent registered public accounting firm: (i) the audited consolidated financial statements for the fiscal year ended December 31, 2025 and our internal controls over financial reporting as of December 31, 2025; (ii) the firm’s judgments as to the acceptability and quality of our accounting principles; and (iii) other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters required to be discussed by Accounting Standards No. 1301.
In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.
The Audit Committee discussed with our internal audit department and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Grant Thornton dated February 19, 2026, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Audit Committee regularly reviews with the General Counsel and internal audit any complaints received pursuant to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) and the Audit Committee Complaint Review Policy and Procedure (the “Complaint Review Policy”) and is responsible for: (i) overseeing compliance with the Code of Conduct and Complaint Review Policy; and (ii) reviewing any investigations that were conducted with respect to the Code of Conduct and the Complaint Review Policy.
This report is submitted by the Audit Committee.
Michael Garnreiter – Chairperson
Louis Hobson
Roberta Roberts Shank
David Vander Ploeg
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Audit and Non-Audit Fees
The following table sets forth, for fiscal years 2025 and 2024, the fees billed by the Company’s independent registered public accounting firm.

	Grant Thornton
	2025	2024
Audit Fees [1]	$3,009,400	$2,905,000
Tax Fees [2]	—	27,022
All Other Fees	—	—
Total	$3,009,400	$2,932,022

1The aggregate fees billed for professional services rendered to the Company during 2025 and 2024 for the audit of annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
2The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.
Pre-Approval Policy for Audit and Non-Audit Fees
All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2025.

Proposal Four
Stockholder Proposal Regarding Transparency in Political Spending
Proposal 4 below has been submitted for inclusion in our proxy statement by a stockholder of the Company. The Company will provide to any stockholder of the Company, promptly upon receiving an oral or written request from the stockholder, the name and address, as well as the number of the Company's voting securities held by, the stockholder proponent of Proposal 4. The proponent has informed us that he or his representatives will appear at the Annual Meeting to present his proposal. The proposal and supporting statement below (collectively, the “Stockholder Proposal”) are presented in this proxy statement as received from the proponent in accordance with the rules of the SEC. We and our Board disclaim any responsibility for the accuracy or content of the Stockholder Proposal. Any references in the Stockholder Proposal statement to “we,” “our,” or similar words are references to the proponent of the Stockholder Proposal and not to the Company, our other stockholders, or our Board.
We have also included a statement of our Board in response to the Stockholder Proposal. Our Board has determined to oppose the Stockholder Proposal. The text of the Stockholder Proposal is as follows
“Transparency in Political Spending – Proposal 4
Shareholders of Knight-Swift Transportation (KNX) request that the Company provide a report, updated annually, disclosing the Company’s:
1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including the identity of the recipient as well as the amount paid to each.
The report shall be presented to the board of directors and posted on the Company’s website. This proposal does not encompass lobbying spending.
The 2025 shareholder proposal on this same topic that was submitted to KNX received 42% shareholder support. This 42% support likely translated in more then 50% support from KNX shareholders who have access to independent proxy voting advice. Such shareholders are the most informed KNX shareholders on annual meeting voting items. KNX has not advised the proponent of the 2025 proposal that it has any response to the impressive 42% vote.
Knight-Swift scored a dismal 0.0% on a scale of 100 in the 2025 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.
Long-term shareholders of KNX support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organization, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
A recent poll of retail shareholders by Mason-Dixon Polling & Research found that 83% of respondents said they would have more confidence investing in companies that have adopted reforms that provide for transparency and accountability in political spending.

This proposal asks KNX to disclose all of its electoral spending, including payments to Trade Associations and 501(c)(4) social welfare organizations, which may be used for electoral purposes - and are otherwise undisclosed.
Without knowing the recipients of our company’s political dollars KNX directors and shareholders cannot sufficiently assess whether our Company’s election-related spending aligns with or conflicts with its policies on climate change and sustainability and other areas of concern.
Please vote for this timely governance reform:
Transparency in Political Spending – Proposal 4
THE BOARD OF DIRECTORS’ STATEMENT IN RESPONSE TO THE STOCKHOLDER PROPOSAL
The Board has carefully considered this proposal and the nearly identical proposal submitted to stockholders at the 2025 Annual Meeting and concluded that adoption of the proposal is not only unnecessary but also not in the best interests of the Company and our stockholders. The Board unanimously recommends a vote “AGAINST” Proposal 4 (the “Proposal”) for the following reasons.
The Company’s approach to political engagement is focused on advocacy in the public policy process, not on intervention in campaigns for public office or referendums. The Board has determined that producing the annual report requested by the Proposal would be burdensome and an unnecessary use of the Company’s resources without providing a commensurate benefit for our stockholders.
The Company has a long-standing history of being a responsible corporate citizen and has a responsibility to our stockholders for being engaged in the public policy process on issues impacting our industry to both protect and promote our stockholders’ interests. The Company’s efforts in this area have centered around public education and advocacy in the public policy process, not on contributing to campaigns on behalf of, or in opposition to, candidates for public office or referendums. It is the Company’s position that the most appropriate way for the Company to effect change in policy issues impacting our industry is to ensure elected officials and regulatory bodies are informed on the risks and challenges facing our industry, as well as opportunities to work together toward a safe, healthy transportation sector. In support of this stance, the Nominating and Corporate Governance Committee regularly reviews the Company’s policies and practices governing expenditures in this regard as well as the Company’s engagement in public policy issues, including the Company’s participation in trade and industry associations.
Since the 2017 merger of Knight and Swift, the Company’s total monetary or non-monetary contributions (direct or indirect) to candidates for office has amounted to $5,000. The Company does not make, and does not intend to make going forward, any monetary or non-monetary contributions (direct or indirect) to political parties, Political Action Committees or 527 political organizations and does not intend to make any contributions to candidates for office going forward. The Company does not operate a PAC and does not make any payments using corporate funds for independent political expenditures or to influence the outcome of elections.
The Company participates in national trade and industry associations, such as the American Trucking Associations, and various state and local trade associations. Those associations may participate in public advocacy matters that benefit the Company and our stockholders. The Company pays dues for membership in these associations and obtains assurances that such dues are not utilized to influence elections, or to support or oppose candidates for office, political parties, Political Action Committees or 527 political organizations.
Further, our stockholders already spoke on this issue when they rejected a nearly identical proposal at the 2025 Annual Meeting. The Board has carefully considered both this Proposal and the previous proposal, and given the Company’s lack of activity in the subject matter of the Proposal, feels resubmission of the Proposal is both a dismissal of our stockholders’ vote on the topic in 2025 and an unwise use of Company resources.
For the foregoing reasons, the Board unanimously believes that this Proposal is not in the best interests of the Company or our stockholders and recommends that you vote “AGAINST” Proposal 4.

The Board of Directors Unanimously Recommends a Vote AGAINST Proposal Four.

Delinquent Section 16(a) Reports
Executive officers, directors, and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4, and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2025 and through the date of this filing all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, with the exception of one inadvertent late Form 4 for Andrew Hess filed in 2025, one inadvertent late Form 3 for Joseph Vitiritto filed in 2026, and one inadvertent late Form 4 for Joshua Smith filed in 2026. Each late Form 4 for Mr. Hess and Mr. Smith reported a single transaction.

Questions and Answers About the Proxy Materials and the Annual Meeting
WHEN AND WHERE IS THE ANNUAL MEETING?

DATE Tuesday, May 12, 2026	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 16, 2026

WHAT MATTERS WILL BE VOTED UPON AT THE ANNUAL MEETING?
At the Annual Meeting, you will be asked to:
•Elect eleven (11) directors, each such director to serve until the 2027 Annual Meeting;
•Vote (on an advisory, non-binding basis) to approve named executive officer compensation;
•Ratify the appointment of Grant Thornton as our independent, registered public accounting firm for fiscal year 2026;
•Vote on a stockholder proposal regarding transparency in political spending; and
•Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
WHAT CONSTITUTES A QUORUM?
The presence, either in person or by proxy, of the holders of shares of our common stock representing at least a majority of the voting power of our common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the meeting, the holders of a majority of voting power of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairperson of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken and no other notice will be given.
WHO IS ENTITLED TO VOTE?
Only stockholders of record of our common stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:
•directly by the stockholder of record; and
•beneficially through a broker, bank, or other nominee.
Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. As of the Record Date, there were 162,457,861 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "REGISTERED OWNER" AND A "BENEFICIAL OWNER"?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:
•Registered Owners - If your shares are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•Beneficial Owners - If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the stockholder of record) giving you the right to vote the shares.
WHAT IS A BROKER NON-VOTE?
Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not instructed the nominee on how to vote and (ii) nominee lacks discretionary voting power to vote on such issues.
Under the rules of the NYSE, as discussed below, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.
WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?
Under the rules of the NYSE, a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Other than the proposal to ratify the appointment of Grant Thornton, all of the proposals are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory, non-binding vote to approve named executive officer compensation (Proposal 2), and the vote on a stockholder proposal regarding transparency in political spending (Proposal 4), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2026 (Proposal 3).

WHAT STOCKHOLDER APPROVAL IS NECESSARY FOR APPROVAL OF THE PROPOSALS?
Election of Directors (Proposal 1)
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Advisory, Non-Binding Vote to Approve Named Executive Officer Compensation (Proposal 2)
Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation decisions.
Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm for Fiscal Year 2026 (Proposal 3)
The ratification of the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2026 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of our independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.
Vote on a Stockholder Proposal Regarding Transparency in Political Spending (Proposal 4)
Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
MAY I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
If you are the registered owner of shares of our common stock on the Record Date, you have the right to vote your shares in person at the Annual Meeting.
If you are the beneficial owner of shares of our common stock on the Record Date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank, or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to us at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.
HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the internet and telephone voting systems are on the proxy card. The internet and telephone voting systems will be available until 11:59 p.m. Eastern Time on Monday, May 11, 2026 (the day before the Annual Meeting).
If you are the beneficial owner of shares held in street name, you should instruct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.
HOW WILL MY PROXY BE VOTED?
Shares represented by a proper proxy (in paper form, by Internet, or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Adam Miller, Andrew Hess, and Soumit Roy are named as proxies on the proxy form and have been designated by the Board as proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a proper proxy on which no choice is specified will be voted:
✓    FOR the election of eleven (11) directors, each such director to serve until the 2027 Annual Meeting;
✓    FOR the resolution approving, on an advisory, non-binding basis, named executive officer compensation;
✓    FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2026; and
✗    AGAINST the stockholder proposal regarding transparency in political spending.
As to any other business that properly comes before the Annual Meeting, shares represented by a proper proxy will be voted in accordance with the proxy holder's best judgment.
MAY I REVOKE MY PROXY AND CHANGE MY VOTE?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.
If you are the registered owner, you may revoke your proxy and change your vote by:
•submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);
•giving notice of your changed vote to us in writing mailed to the attention of Soumit Roy, Corporate Secretary, at our corporate office specified above;
•attending the Annual Meeting and giving oral notice of your intention to vote in person; or
•re-voting by telephone or internet.
You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.
WILL MY VOTE BE KEPT CONFIDENTIAL?
Yes, your vote will be kept confidential and not disclosed to us unless:
•required by law;
•you expressly request disclosure on your proxy; or
•there is a proxy contest.
WHO WILL PAY THE COSTS OF SOLICITING PROXIES?
The Company is soliciting this proxy and we will bear all costs of this proxy solicitation. Proxies may be solicited by mail, e-mail, telephone, or by other electronic means and our directors, officers, and regular employees may solicit proxies personally or by mail, e-mail, telephone, or other electronic means for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. We have engaged Okapi Partners LLC to assist us in soliciting proxies. We anticipate paying a fee of $15,000 plus expenses for these services.

WHAT OTHER BUSINESS WILL BE PRESENTED AT THE ANNUAL MEETING?
As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Adam Miller, Andrew Hess, and Soumit Roy, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We intend to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.
WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
You may receive more than one set of voting materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.
WHO CAN HELP ANSWER MY QUESTION?
If you have questions concerning a proposal, or the Annual Meeting, are requesting copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call our Corporate Secretary at (602) 239-4755 or e-mail the Corporate Secretary at Soumit.Roy@knighttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.knight-swift.com.
Other Matters
We are not aware of any other matters to be conducted at the meeting. The Company’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
Additional Information
Upon request, the Company will provide by first class mail, to each stockholder of record on the Record Date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report for the fiscal year ended December 31, 2025, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Knight-Swift Transportation Holdings Inc., 2002 West Wahalla Lane, Phoenix, Arizona 85027.
Stockholder Proposals
Matters for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders

To be eligible for inclusion in our proxy materials relating to the 2027 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received in writing by us on or before December 3, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before or after May 12, 2027, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2027 Annual Meeting of Stockholders shall be a reasonable time before we begin to print or mail such proxy materials. Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws and regulations and our by-laws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

Matters for Consideration at the 2027 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials

If, pursuant to our by-laws, any stockholder intends to present a proposal at the 2027 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 12, 2027, and no later than February 11, 2027. Any notice received prior to January 12, 2027, or after February 11, 2027 is untimely. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before or after May 12, 2027, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2027 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Pursuant to Rule 14(a)-4(c)(1) under the

Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our proxy statement for our next annual meeting will have discretionary authority to vote on any such untimely stockholder proposal that is considered at the next annual meeting.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders Using Proxy Access

Under the proxy access provisions of our by-laws, stockholders who meet the requirements set forth in our by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2027 Annual Meeting of Stockholders must be received by the Company no earlier than November 3, 2026, and no later than December 3, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before or after May 12, 2027, then the deadline for submitting any such proxy access nominations is the later of the close of business on the date that is 180 days prior to the date of the 2027 Annual Meeting of Stockholders or the tenth day following the date that such date of the 2027 Annual Meeting of Stockholders is first publicly announced or disclosed. Proxy access nominations must meet all requirements set forth in our by-laws and include the additional information required by Rule 14a-19(b) under the Exchange Act.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders (other than through Proxy Access)

Under our by-laws, a stockholder’s notice of director nominations to be considered at our 2027 Annual Meeting of Stockholders, but not included in our proxy materials, must be received by the Company no earlier than January 12, 2027 and no later than February 11, 2027. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before or after May 12, 2027, then the deadline for submitting such notice is the close of business on the tenth day following the first day on which the notice of the date of the 2027 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Stockholder director nominations must meet all of the requirements set forth in our by-laws.

All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, to Knight Transportation, Inc.; c/o Soumit Roy, Corporate Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.

Non-GAAP Reconciliations and Definitions
FREE CASH FLOW

2025
(in thousands)
GAAP: Cash flows from operations	$1,266,647
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	291,973
Purchases of property and equipment	(795,392)
Non-GAAP: Free cash flow	$763,228

ADJUSTED OPERATING RATIO

2025
(in thousands)
GAAP: Total revenue	$7,469,689
Total operating expenses	(7,253,627)
Operating income	$216,062
Operating ratio	97.1%
Non-GAAP Presentation
Total revenue	$7,469,689
Truckload and LTL fuel surcharge	(777,614)
Revenue, excluding Truckload and LTL fuel surcharge	6,692,075

Total operating expenses	7,253,627
Adjusted for:
Truckload and LTL fuel surcharge	(777,614)
Amortization of intangibles[1]	(78,229)
Impairments[2]	(98,308)
Legal accruals[3]	(1,241)
Severance expense[4]	(3,005)
Adjusted Operating Expenses	6,295,230
Adjusted Operating Income	$396,845
Non-GAAP: Adjusted Operating Ratio	94.1%

1"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger of Knight and Swift, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition included within “Rental expense” in the consolidated statements of comprehensive income.
2"Impairments" reflects the non-cash impairments:
•Fourth quarter 2025 impairments reflects the non-cash impairments of goodwill and intangible assets associated with Abilene Motor Express as a result of the decision to cease its operations and combine into our Swift business and certain revenue equipment as well as owned and lease real property (within the Truckload Segment).
•Third quarter 2025 impairments reflect the non-cash impairments of tradenames associated with the decision to rebrand the MME and DHE brands of our LTL businesses under the AAA Cooper brand (within the LTL Segment), as well as certain discontinued software projects (within the Intermodal Segment), and certain real property leases (within the Truckload Segment).
•Second quarter 2025 impairments reflects non-cash impairments related to certain real property owned and leased (within the Truckload Segment).
•First quarter 2025 reflects non-cash impairments related to certain real property leases (within the Truckload segment).
3"Legal accruals" are included in "Miscellaneous operating expenses" in the consolidated statements of comprehensive income and reflect the increased estimated exposure for accrued legal matters based on recent settlement agreements.
4"Severance expense" is included within "Salaries, wages, and benefits" in the consolidated statements of comprehensive income.

Forward-looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding (i) future actions and benefits relating to our executive compensation programs, (ii) future leadership and succession, (iii) future growth (whether organic or inorganic), profitability, cost management, capital and resource allocation, diversification, LTL and truckload networks, seasonality, cyclicality, and asset intensity, (iv) future effects and performance of acquisitions, including integration efforts with respect thereto, (v) future safety and workforce development initiatives and performance, and (vi) future revenue equipment technology and efficiency. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K, and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Knight Transportation Swift Transportation KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT. 2002 WEST WAHALLA LANE PHOENIX, AZ 85027 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight-Swift Transportation Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Knight-Swift Transportation Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V88476-P48382 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. Proposal No. 1: Elect eleven directors, each such director to serve until the 2027 Annual Meeting. NOMINEES For Against Abstain 1a. Douglas Col 1b. Reid Dove 1c. Michael Garnreiter 1d. Louis Hobson 1e. Gary Knight 1f. Kevin Knight 1g. Adam Miller 1h. Kathryn Munro 1i. Jessica Powell 1j. Roberta Roberts Shank 1k. David Vander Ploeg For Against Abstain Proposal No. 2: Conduct an advisory, non-binding vote to approve named executive officer compensation. Proposal No. 3: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026. Proposal No. 4: Vote on a stockholder proposal regarding transparency in political spending. Proposal No. 5: Transact any other business that may properly come before the meeting. Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

As a Knight-Swift Transportation Holdings Inc. stockholder, you can view the stockholder account on a secured Internet website. By accessing EQ Shareowner Online at www.shareowneronline.com, you can view the account profile, stock detail, and historical stock price information. You can also change your address. In addition, you can use this site to consent to future access to Knight-Swift's annual reports and proxy materials electronically via the Internet. Knight-Swift also provides access to stockholder information, including its annual report and proxy statement, through its website at www.knight-swift.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. Detach here from proxy card V88477-P48382 Knight-Swift Transportation Holdings Inc. 2002 West Wahalla Lane Phoenix, Arizona 85027 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD Tuesday, May 12, 2026, 8:30 A.M., Local Time By executing this Proxy, the stockholder constitutes and appoints the Chief Executive Officer, Adam Miller, the Chief Financial Officer, Andrew Hess, and the General Counsel and Corporate Secretary, Soumit Roy, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of common stock that the stockholder is entitled to vote at the Annual Meeting of Stockholders of Knight-Swift Transportation Holdings Inc. to be held on May 12, 2026, at 8:30 A.M., Local Time at 2002 West Wahalla Lane, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2026 Annual Meeting of Stockholders, grants authority to each of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1, EACH DIRECTOR TO SERVE UNTIL THE 2027 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 3, AND "AGAINST" PROPOSAL NO. 4. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1, EACH DIRECTOR TO SERVE UNTIL THE 2027 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 3, AND "AGAINST" PROPOSAL 4. THE PROXIES, IN THEIR DISCRETION, ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. SEE REVERSE SIDE TO BE SIGNED ON THE REVERSE SIDE SEE REVERSE SIDE